UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Kirby Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KIRBY CORPORATION

Notice of 2008

Annual Meeting of Stockholders

and

Proxy Statement

Meeting Date: April 22, 2008

YOUR VOTE IS IMPORTANT

PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN
YOUR PROXY CARD IN THE ENCLOSED ENVELOPE

KIRBY CORPORATION

55 Waugh Drive, Suite 1000
P. O. Box 1745
Houston, Texas 77251-1745

March 7, 2008

Dear Fellow Stockholders:

On behalf of the Board of Directors, we cordially invite you to attend the 2008 Annual Meeting of Stockholders of Kirby Corporation to be held on Tuesday, April 22, 2008, at 10:00 a.m. (CDT). The meeting will be held at 55 Waugh Drive, 8th Floor, Houston, Texas 77007. We look forward to personally greeting those stockholders who will be able to attend the meeting.

This booklet contains the notice of the Annual Meeting and the Proxy Statement, which contains information about the formal items of business to be conducted at the meeting, Kirby’s Board of Directors and its committees and certain executive officers. This year you are being asked to elect four Class I directors, approve amendments to Kirby’s 2005 Stock and Incentive Plan and its 2000 Nonemployee Director Stock Option Plan and ratify the Audit Committee’s selection of KPMG LLP as Kirby’s independent registered public accounting firm for 2008.

In addition to the formal items of business to be brought before the Annual Meeting, there will be a report on our Company’s operations, followed by a question and answer period.

Your vote is important. Please ensure that your shares will be represented at the meeting by completing, signing and returning your proxy card in the envelope provided whether or not you plan to attend personally.

Thank you for your continued support and interest in Kirby Corporation.

Sincerely,

C. Berdon Lawrence
Chairman of the Board

Joseph H. Pyne
President and Chief Executive Officer

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
SOLICITATION OF PROXIES
VOTING
ELECTION OF DIRECTORS (ITEM 1)
THE BOARD OF DIRECTORS
Board Committees
Audit Committee
Compensation Committee
Governance Committee
Attendance at Meetings
Director Compensation
Director Compensation for 2007
TRANSACTIONS WITH RELATED PERSONS
CORPORATE GOVERNANCE
BENEFICIAL OWNERSHIP OF COMMON STOCK
EXECUTIVE COMPENSATION
Summary Compensation Table
Grants of Plan Based Awards During 2007
Outstanding Equity Awards at December 31, 2007
Option Exercises and Stock Vested During 2007
Pension Benefits
Nonqualified Deferred Compensation
Equity Compensation Plan Information as of December 31, 2007
AUDIT COMMITTEE REPORT
AMENDMENT OF THE 2005 STOCK AND INCENTIVE PLAN (ITEM 2)
Discussion of the Proposed Amendments
Summary of the 2005 Plan
AMENDMENT OF THE 2000 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN (ITEM 3)
Discussion of the Proposed Amendment
Summary of the 2000 Plan
RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (ITEM 4)
OTHER BUSINESS (ITEM 5)
KIRBY CORPORATION CRITERIA FOR THE SELECTION OF DIRECTORS
KIRBY CORPORATION 2005 STOCK AND INCENTIVE PLAN
ARTICLE I GENERAL
ARTICLE II STOCK OPTIONS
ARTICLE III RESTRICTED STOCK
ARTICLE IV PERFORMANCE AWARDS
ARTICLE V ADDITIONAL PROVISIONS
KIRBY CORPORATION 2000 NONEMPLOYEE DIRECTOR STOCK PLAN
ARTICLE I GENERAL
ARTICLE II STOCK OPTIONS
ARTICLE III RESTRICTED STOCK
ARTICLE IV ADDITIONAL PROVISIONS

KIRBY CORPORATION
55 Waugh Drive, Suite 1000
P. O. Box 1745
Houston, Texas 77251-1745

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

Date:	Tuesday, April 22, 2008
Time:	10:00 a.m. CDT
Place:	55 Waugh Drive 8th Floor Houston, Texas 77007

Items of business to be voted on at the Kirby Corporation 2008 Annual Meeting of Stockholders are as follows:

1. Election of four Class I directors;

2. Approval of amendments to Kirby’s 2005 Stock and Incentive Plan;

3. Approval of an amendment to Kirby’s 2000 Nonemployee Director Stock Option Plan;

4. Ratification of the Audit Committee’s selection of KPMG LLP as Kirby Corporation’s independent registered public accounting firm for 2008; and

5. Consideration of any other business that properly comes before the meeting.

You have the right to receive this notice and vote at the Annual Meeting if you were a stockholder of record at the close of business on March 3, 2008. Please remember that your shares cannot be voted unless you sign and return the enclosed proxy card, vote in person at the Annual Meeting, or make other arrangements to vote your shares.

We have enclosed a copy of Kirby Corporation’s 2007 Annual Report to stockholders with this notice and Proxy Statement.

For the Board of Directors,

Thomas G. Adler
Secretary

March 7, 2008

KIRBY CORPORATION

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Kirby Corporation (the “Company”) to be voted at the Annual Meeting of Stockholders to be held at 55 Waugh Drive, 8th Floor, Houston, Texas, on April 22, 2008, at 10:00 a.m. (CDT).

Whenever we refer in this Proxy Statement to the Annual Meeting, we are also referring to any meeting that results from an adjournment or postponement of the Annual Meeting. The Notice of Annual Meeting, this Proxy Statement, the proxy card and the Company’s Annual Report, which includes the Annual Report on Form 10-K for 2007, are being mailed to stockholders on or about March 11, 2008.

SOLICITATION OF PROXIES

The Proxy Card

Your shares will be voted as specified on the enclosed proxy card. If a proxy is signed without choices specified, those shares will be voted for the election of the Class I directors named in this Proxy Statement, for the approval of the proposed amendments to the Company’s 2005 Stock and Incentive Plan and the Company’s 2000 Nonemployee Director Stock Option Plan, for the ratification of the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for 2008 and at the discretion of the proxies on other matters.

You are encouraged to complete, sign and return the proxy card even if you expect to attend the meeting. If you sign a proxy card and deliver it to us, but then want to change your vote, you may revoke your proxy at any time prior to the Annual Meeting by sending us a written revocation or a new proxy, or by attending the Annual Meeting and voting your shares in person.

Cost of Soliciting Proxies

The cost of soliciting proxies will be paid by the Company. The Company has retained Georgeson, Inc. to solicit proxies at an estimated cost of $5,000, plus out-of-pocket expenses. Employees of the Company may also solicit proxies, for which the expense would be nominal and borne by the Company. Solicitation may be by mail, facsimile, electronic mail, telephone or personal interview.

VOTING

Stockholders Entitled to Vote

Stockholders of record at the close of business on March 3, 2008 will be entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on March 3, 2008, the Company had 53,723,604 outstanding shares of common stock. Each share of common stock is entitled to one vote on each matter to come before the meeting.

Quorum and Votes Necessary to Adopt Proposals

In order to transact business at the Annual Meeting, a quorum consisting of a majority of all outstanding shares entitled to vote must be present. Abstentions and proxies returned by brokerage firms for which no voting instructions have been received from their principals will be counted for the purpose of determining whether a quorum is present. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the entirety of the meeting. A majority of the votes cast (not counting abstentions and broker nonvotes) is required for the election of directors. A majority of the outstanding shares entitled to vote that are represented at the meeting in person or by proxy is required for approval of the proposed amendments to the

Company’s 2005 Stock and Incentive Plan and the Company’s 2000 Nonemployee Director Stock Option Plan, the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2008 and any other matters that may be presented at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 22, 2008

This Proxy Statement and the Company’s 2007 Annual Report, which includes the Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), are available electronically at www.edocumentview.com/kex.

The following proposals will be considered at the meeting:

Item 1	—	Election of four Class I directors
Item 2	—	Amendments to the Company’s 2005 Stock and Incentive Plan
Item 3	—	Amendment to the Company’s 2000 Nonemployee Director Stock Option Plan
Item 4	—	Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2008

The Board of Directors of the Company unanimously recommends that you vote “FOR” each of the four proposals.

ELECTION OF DIRECTORS (ITEM 1)

The Bylaws of the Company provide that the Board shall consist of not fewer than three nor more than fifteen members and that, within those limits, the number of directors shall be determined by the Board. The Bylaws further provide that the Board shall be divided into three classes, with the classes being as nearly equal in number as possible and with one class being elected each year for a three-year term. Effective at the 2008 Annual Meeting, the size of the Board will be set at ten. Four Class I directors are to be elected at the 2008 Annual Meeting to serve until the Annual Meeting of Stockholders in 2011.

Each nominee named below is currently serving as a director, with the exceptions of James R. Clark and Richard R. Stewart, and each has consented to serve for the new term if elected. Walter E. Johnson, who has served as a director since 2001, will not stand for reelection as director. The Governance Committee recommended to the Board that Mr. Clark and Mr. Stewart be nominated to fill the vacancies created by Mr. Johnson’s retirement as a director and the increase in the size of the Board from nine to ten members. The Committee retained an executive search firm to assist in the search for qualified candidates. The Committee considered a number of candidates recommended by the search firm in addition to Mr. Clark and Mr. Stewart, who were both identified and recommended by the search firm. If any nominee becomes unable to serve as a director, an event currently not anticipated, the persons named as proxies in the enclosed proxy card intend to vote for a nominee selected by the present Board to fill the vacancy.

Nominees for Election

The Board of Directors of the Company unanimously recommends that you vote “FOR” the election of each of the following nominees for election as a director.

Nominees for Election as Class I directors to serve until the Annual Meeting of Stockholders in 2011

James R. Clark	Not currently a director
Fort Worth, Texas	Age 57

Mr. Clark served as President and Chief Operating Officer of Baker Hughes Incorporated (“Baker Hughes”) from 2004 until his retirement in January 2008. From 2003 to 2004, he served as Vice President, Marketing and Technology of Baker Hughes, and from 2001 to 2003, he served as President of Baker Petrolite Corporation, a subsidiary of Baker Hughes. Mr. Clark is also a director of Teekay Corporation.

David L. Lemmon	Director since 2006
Las Vegas, Nevada	Age 65

Mr. Lemmon is a private investor. He served as President and Chief Executive Officer of Colonial Pipeline Company, an interstate common carrier of refined liquid petroleum products, from 1997 to March 2006. He serves as a member of the Audit Committee. Mr. Lemmon is also a director of Teekay Offshore GP L.L.C., the general partner of Teekay Offshore Partners L.P., and Deltic Timber Corporation.

George A. Peterkin, Jr.	Director since 1973
Houston, Texas	Age 80

Mr. Peterkin is a private investor. He has served as Chairman Emeritus of the Board of the Company since 1999 and served as Chairman of the Board of the Company from 1995 to 1999. He served as President of the Company from 1973 to 1995 and serves as a member of the Audit Committee and Executive Committee.

Richard R. Stewart	Not currently a director
Houston, Texas	Age 58

Mr. Stewart served as President and Chief Executive Officer of GE Aero Energy, a division of GE Energy, and as an officer of General Electric Company, from 1998 until his retirement in December 2006. From 1972 to 1998, Mr. Stewart served in various positions at Stewart & Stevenson Services, Inc., including Group President and member of the Board of Directors. Mr. Stewart is also a director of Eagle Materials Inc.

Directors Continuing in Office

The following persons are directors of the Company who will continue in office.

Continuing Class II directors, serving until the Annual Meeting of Stockholders in 2009

Bob G. Gower	Director since 1998
Houston, Texas	Age 70

Mr. Gower is a private investor. He served as President and Chief Executive Officer of Carbon Nanotechnologies, Inc., a technology leader in small-diameter carbon nanotubes, until April 2007. Mr. Gower serves as Chairman of the Audit Committee, is a member of the Executive Committee and Compensation Committee, and has been chosen by the non-management directors to serve as the presiding director at executive sessions of the non-management directors.

Monte J. Miller	Director since 2006
Durango, Colorado	Age 64

Mr. Miller is a consultant and private investor. He served as Executive Vice President, Chemicals, of Flint Hills Resources, LP (“Flint Hills”), a company engaged in crude oil refining, transportation and marketing, and the production of petrochemicals, from 2003 to January 2006. From 1999 to 2003, he was Senior Vice President of Koch Chemical Company, a predecessor company of Flint Hills. Mr. Miller serves as a member of the Compensation Committee.

Joseph H. Pyne	Director since 1988
Houston, Texas	Age 60

Mr. Pyne is the President and Chief Executive Officer of the Company. He serves as a member of the Executive Committee.

Continuing Class III directors, serving until the Annual Meeting of Stockholders in 2010

C. Sean Day	Director since 1996
Greenwich, Connecticut	Age 58

Mr. Day is Chairman of Teekay Corporation, a foreign flag tank vessel owner and operator. He serves as Chairman of the Governance Committee and is a member of the Compensation Committee and Audit Committee. He is also

Chairman of Teekay GP L.L.C., the general partner of Teekay LNG Partners L.P., Chairman of Teekay Offshore GP L.L.C., the general partner of Teekay Offshore Partners L.P., Chairman of Teekay Tankers Ltd. and Chairman of Compass Diversified Holdings.

William M. Lamont, Jr.	Director since 1979
Dallas, Texas	Age 59

Mr. Lamont is a private investor. He serves as Chairman of the Compensation Committee and is a member of the Executive Committee and Governance Committee.

C. Berdon Lawrence	Director since 1999
Houston, Texas	Age 65

Mr. Lawrence has served as Chairman of the Board of the Company since October 1999. He was the founder and former President of Hollywood Marine, Inc. (“Hollywood”), an inland tank barge company acquired by the Company in October 1999. Mr. Lawrence serves as Chairman of the Executive Committee.

Except as noted, each of the nominees for director and each of the continuing directors has been engaged in his principal occupation for more than the past five years.

THE BOARD OF DIRECTORS

The Company’s business is managed under the direction of the Board, which is responsible for broad corporate policy and for monitoring the effectiveness of Company management. Members of the Board are kept informed about the Company’s businesses by participating in meetings of the Board and its committees, through operating and financial reports made at Board and committee meetings by Company management, through various reports and documents sent to the directors for their review and by visiting Company facilities.

Director Independence

The New York Stock Exchange (“NYSE”) listing standards require listed companies to have at least a majority of independent directors. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company.

The Board has determined that the following incumbent directors and director nominees are independent within the meaning of the NYSE corporate governance rules:

James R. Clark	David L. Lemmon
C. Sean Day	Monte J. Miller
Bob G. Gower	George A. Peterkin, Jr.
Walter E. Johnson	Richard R. Stewart
William M. Lamont, Jr.

The Board determined that Messrs. Day, Gower, Lamont, Lemmon, Miller, Peterkin and Stewart have no relationship with the Company except as directors or director nominees and stockholders. The Board determined that an indirect relationship between Mr. Clark and the Company through Baker Hughes is not material and that Mr. Clark is also independent. Until January 31, 2008, Mr. Clark was President and Chief Operating Officer of Baker Hughes and currently serves as a consultant to Baker Hughes, which is a customer of the Company. The Board determined that Mr. Clark would be independent within the meaning of the NYSE corporate governance standards after considering that he is no longer an employee of Baker Hughes and that the volume of business done by Baker Hughes with the Company is not material to either company.

The Board also determined that two relationships between the Company and Mr. Johnson, an incumbent director who is not standing for reelection, are not material and that Mr. Johnson is also independent. The two relationships, described under “Transactions with Related Persons,” are Mr. Johnson’s ownership of a 25% interest in a limited partnership that owns one of 913 barges operated by the Company and Mr. Johnson’s position as Chairman of the Board of Amegy Bank, N.A. (“Amegy Bank”), which has a 6% participation in the Company’s revolving credit facility. The Board determined that distributions to Mr. Johnson from the barge partnership are not material to him and that Mr. Johnson’s interest in the partnership is not taken into account by the Company in making decisions with respect to the deployment of its barge fleet. The Board also considered that Amegy Bank has the smallest participation of the banks in the Company’s revolving credit facility and that the annual payments of interest and fees from the Company to Amegy Bank are not material to either company.

Board Committees

The Board has established four standing committees, including the Audit Committee, the Compensation Committee and the Governance Committee, each of which is briefly described below. The fourth committee, the Executive Committee, may exercise all of the power and authority of the Board in the management of the business and affairs of the Company when the Board is not in session, except the power or authority to fill vacancies in the membership of the Board, to amend the Bylaws of the Company and to fill vacancies in the membership of the Executive Committee.

Audit Committee

All of the members of the Audit Committee are independent, as that term is defined in applicable SEC and NYSE rules. In addition, the Board has determined that all of the members of the Audit Committee are “audit committee financial experts,” as that term is defined in SEC rules. The Audit Committee operates under a written charter adopted by the Board. A copy of the charter is available on the Company’s web site at www.kirbycorp.com in the Investor Relations section under Corporate Governance.

Principal Functions	Members

• Monitor the Company’s financial reporting, accounting procedures and	Bob G. Gower (Chairman)
systems of internal control	C. Sean Day
• Select the independent auditors for the Company	David L. Lemmon
• Review the Company’s audited annual and unaudited quarterly financial	George A. Peterkin, Jr.
statements with management and the independent auditors
• Monitor the independence and performance of the Company’s independent auditors and internal audit function
• Monitor the Company’s compliance with legal and regulatory requirements

Compensation Committee

All of the members of the Compensation Committee are independent, as that term is defined in NYSE rules. In addition, all of the members of the Committee are “Non-Employee Directors” and “outside directors” as defined in relevant federal securities and tax regulations. The Compensation Committee operates under a written charter adopted by the Board. A copy of the charter is available on the Company’s web site at www.kirbycorp.com in the Investor Relations section under Corporate Governance.

Principal Functions	Members

• Determine the compensation of executive officers of the Company	William M. Lamont, Jr. (Chairman)
• Administer the Company’s annual incentive bonus program	C. Sean Day
• Administer the Company’s stock option, restricted stock and incentive	Bob G. Gower
plans and grant stock options, restricted stock and performance awards under such plans	Monte J. Miller

Governance Committee

All of the members of the Governance Committee are independent, as that term is defined in NYSE rules. The Committee operates under a written charter adopted by the Board. A copy of the charter is available on the Company’s web site at www.kirbycorp.com in the Investor Relations section under Corporate Governance.

Principal Functions	Members

• Perform the function of a nominating committee in recommending	C. Sean Day (Chairman)
candidates for election to the Board	Walter E. Johnson
• Review all related party transactions	William M. Lamont, Jr.
• Oversee the operation and effectiveness of the Board

The Governance Committee will consider director candidates recommended by stockholders. Recommendations may be sent to the Chairman of the Governance Committee, Kirby Corporation, 55 Waugh Drive, Suite 1000, Houston, Texas 77007, accompanied by biographical information for evaluation. The Board of the Company has approved Criteria for the Selection of Directors which the Governance Committee will consider in evaluating director candidates. A copy of the criteria is attached to this Proxy Statement as Exhibit A and is also available on the Company’s web site at www.kirbycorp.com in the Investor Relations section under Corporate Governance.

When there is a vacancy on the Board (i.e., in cases other than the nomination of an existing director for reelection), the Board and the Governance Committee have considered candidates identified by executive search firms, candidates recommended by stockholders and candidates recommended by other directors. The Governance Committee will continue to consider candidates from any of those sources when future vacancies occur. The Governance Committee does not evaluate a candidate differently based on whether or not the candidate is recommended by a stockholder.

Attendance at Meetings

It is the Company’s policy that directors are expected to attend Board meetings and meetings of committees on which they serve and are expected to attend the Annual Meeting of Stockholders of the Company. During 2007, the Board met seven times, the Audit Committee met eight times, the Compensation Committee met seven times and the Governance Committee met six times. The Executive Committee did not meet during 2007. Each incumbent director attended 100% of the aggregate number of meetings of the Board and all committees on which he served. All directors attended the 2007 Annual Meeting of Stockholders of the Company.

Director Compensation

Directors who are employees of the Company receive no additional compensation for their services on the Board or Board committees. Compensation of nonemployee directors is determined by the full Board, which may consider recommendations of the Compensation Committee. Past practice has been to review director compensation when the Board believes that an adjustment may be necessary in order to remain competitive with director compensation of similar companies. Management of the Company periodically collects published survey information on director compensation for purposes of comparison.

Each nonemployee director receives an annual fee of $24,000, a fee of $1,250 for each Board meeting and a fee of $3,000 for each Committee meeting attended. A director may elect to receive the annual fee in cash, stock options or restricted stock. The Compensation and Governance Committee Chairmen receive an additional $10,000 retainer per year, the Audit Committee Chairman receives an additional $15,000 retainer per year and the presiding director at executive sessions of the non-management directors receives an additional $5,000 retainer per year. Directors are reimbursed for reasonable expenses incurred in attending meetings.

In addition to the fees provided to the directors described above, the Company has a nonemployee director stock option plan under which nonemployee directors are granted stock options and restricted stock awards. The Company’s 2000 Nonemployee Director Stock Option Plan (the “2000 Director Plan”) provides for the automatic grant to nonemployee directors of stock options for 10,000 shares of common stock on the date of first election as a director and stock options for 6,000 shares and 1,000 shares of restricted stock immediately after each annual meeting of stockholders. In addition, the 2000 Director Plan provides for the issuance of stock options or restricted stock in lieu of cash for all or part of the annual director fee. A director who elects to receive options in lieu of the annual cash fee will be granted an option for a number of shares equal to (a) the amount of the fee for which the election is made divided by (b) the fair market value per share of the common stock on the date of grant multiplied by (c) 3. A director who elects to receive restricted stock in lieu of the annual cash fee will be issued a number of shares of restricted stock equal to (a) the amount of the fee for which the election is made divided by (b) the fair market value per share of the common stock on the date of grant multiplied by (c) 1.2. The exercise price for all options granted under the 2000 Director Plan is the fair market value per share of the Company’s common stock on the date of grant. The options granted on first election as a director vest immediately. The options granted and restricted stock issued immediately after each annual meeting of stockholders vest six months after the date of grant or issuance. Options granted and restricted stock issued in lieu of cash director fees vest in equal quarterly increments during the year to which they relate. The options generally remain exercisable for ten years after the date of grant.

The following table summarizes the cash and equity compensation for nonemployee directors for the year ended December 31, 2007:

Director Compensation for 2007

	Fees Earned
Name	or Paid in Cash	Stock Awards(1)(2)	Option Awards(1)(2)	Total(3)

C. Sean Day	$81,750	$65,685	$99,420	$246,855
Bob G. Gower	73,750	65,685	99,420	238,855
Walter E. Johnson	44,750	44,067	99,420	188,237
William M. Lamont, Jr.	81,750	36,858	99,420	218,028
David L. Lemmon	56,750	36,858	99,420	193,028
Monte J. Miller	29,750	58,476	108,013	196,239
George A. Peterkin, Jr.	32,750	58,476	108,175	199,401

(1)	The amounts included in the “Stock Awards” and “Option Awards” columns represent the compensation cost recognized by the Company in 2007 related to restricted stock awards and stock option grants to directors, computed in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS No. 123R”). For a discussion of valuation assumptions, see Note 7, Stock Award Plans, in the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2007.

(2)	Each director was granted 1,000 shares of restricted stock on April 24, 2007 at a value of $36.86 per share. Each director was granted stock options for 6,000 shares on April 24, 2007 at an exercise price of $36.82 per share. Mr. Day, Mr. Gower, Mr. Miller and Mr. Peterkin were granted 782 shares of restricted stock on April 24, 2007 at a value of $36.86, as they elected to receive their annual director fee in the form of restricted stock awards. The following table shows the aggregate number of shares of restricted stock and stock options outstanding for each director as of December 31, 2007, as well as the grant date fair value of restricted stock and stock option grants made during 2007:

	Aggregate Shares	Aggregate	Grant Date
	of Restricted Stock	Stock Options	Fair Value of
	Outstanding	Outstanding	Restricted Stock and
	as of	as of	Stock Options
Name	December 31, 2007	December 31, 2007	Awarded during 2007

C. Sean Day	196	70,068	$165,105
Bob G. Gower	196	70,068	165,105
Walter E. Johnson	—	12,000	136,280
William M. Lamont, Jr.	—	51,000	136,280
David L. Lemmon	—	22,000	136,280
Monte J. Miller	196	23,988	165,105
George A. Peterkin, Jr.	196	55,218	165,105

(3)	Represents the sum of all columns.

TRANSACTIONS WITH RELATED PERSONS

The Governance Committee of the Board has adopted a written policy on transactions with related persons that provides that certain transactions involving the Company and any of its directors, executive officers or major stockholders or members of their immediate families, including all transactions that would be required to be disclosed as transactions with related persons in the Company’s Proxy Statement, are subject to approval in advance by the Governance Committee, except that a member of the Committee will not participate in the review of a transaction in which that member has an interest. The Committee has the discretion to approve any transaction which it determines is in, or not inconsistent with, the best interests of the Company and its stockholders. If for any reason a transaction with a related person has not previously been approved, the Committee will review the transaction within a reasonable period of time and either ratify the transaction or recommend other actions, including modification, rescission or termination, taking into consideration the Company’s contractual obligations. If a transaction is ongoing or consists of a series of similar transactions, the Committee will review the transaction at least annually and either ratify the continuation of the transaction or recommend other actions, including modification, rescission or termination, taking into consideration the Company’s contractual obligations. The policy provides certain exceptions, including compensation approved by the Board or its Compensation Committee.

During 2007, the Company and its subsidiaries paid HMC Interests LLC (“HMC”), a company owned by C. Berdon Lawrence, the Chairman of the Board of the Company, $207,000 for air transportation services provided by HMC. Such services were in the ordinary course of business of the Company and HMC. The Company anticipates that similar services will be rendered in 2008.

The Company is a 50% member of The Hollywood Camp, L.L.C. (“The Hollywood Camp”), a company that owns and operates a hunting and fishing facility used by the Company and HMC, which is also a 50% member. The Company uses The Hollywood Camp primarily for customer entertainment. HMC acts as manager of The Hollywood Camp. The Hollywood Camp allocates lease and lodging expenses to the owners based on their usage of the facilities. During 2007, the Company was billed $1,931,000 by The Hollywood Camp for its share of facility expenses. The Company anticipates that similar costs will be incurred in 2008.

During 2007, the Company and its subsidiaries paid 55 Waugh, LP, a partnership owned by Mr. Lawrence and his family, $1,259,000 for the rental office space in a building owned by 55 Waugh, LP. The Company’s headquarters are located in the building under a lease that was signed in 2005, prior to the purchase of the building by 55 Waugh, LP, and expires at the end of 2015. The aggregate amount of rent due from January 1, 2007 to the end of the lease term on December 31, 2015 is approximately $11,097,000.

Mark C. Lawrence, the son of Mr. Lawrence, was the Vice President and General Manager of the Logistics Management Division of Kirby Inland Marine, LP until February 15, 2008. In 2007, Mark Lawrence earned direct compensation of $227,941, received 320 shares of restricted stock of the Company and received $12,962 for an automobile allowance, group life insurance and contributions under the Company’s employee benefit plans (not including the Company’s contribution for 2007 under its profit sharing plan, which has not been determined as of the date of this Proxy Statement). In 2007, Mark Lawrence received $20,850 from the Company for the 2006 contribution under its profit sharing plan. He also received income in 2007 of $93,389 from the exercise of stock options and the vesting of restricted stock.

Walter E. Johnson, a director of the Company, is a 25% limited partner in a limited partnership that owns one barge operated by a subsidiary of the Company, which owns the other 75% interest in the partnership. The partnership was entered into on October 1, 1974. During 2007, Mr. Johnson received $79,000 in distributions from the partnership. The distributions were proportionate to his interest in the partnership and were made in the ordinary course of business of the partnership. The partnership will continue to operate in the ordinary course of the Company’s business in 2008.

Mr. Johnson is Chairman of the Board of Amegy Bank, which has a 6% participation in the Company’s revolving credit facility. The Company had borrowings of $95,050,000 outstanding under the revolving credit facility as of December 31, 2007, of which Amegy Bank’s participation was $5,703,000. The revolving credit facility includes a $25,000,000 commitment which may be used for standby letters of credit and, as of December 31, 2007, outstanding letters of credit were $1,294,000, of which Amegy Bank’s participation was $78,000. Amegy Bank was paid $491,000 in interest and fees in 2007 related to its participation in the revolving credit facility. Amegy Bank is one of eight lenders under the revolving credit facility, which was consummated in the ordinary course of business of the Company.

Wayne G. Strahan, the brother of Dorman L. Strahan, the President of the Company’s diesel engine services subsidiaries, is the Service Manager of the Tampa, Florida location of Engine Systems, Inc., a subsidiary of the Company. In 2007, Wayne Strahan earned direct compensation of $105,794, received 320 shares of restricted stock awards of the Company and received contributions under the Company’s employee benefit plans and group life insurance of $2,685 (not including the Company’s contribution for 2007 under its profit sharing plan, which has not been determined as of the date of this Proxy Statement). In 2007, Wayne Strahan received $13,904 from the Company for the 2006 contribution under its profit sharing plan. He also received income in 2007 of $2,934 from the vesting of restricted stock.

CORPORATE GOVERNANCE

Business Ethics Guidelines

The Board has adopted Business Ethics Guidelines that apply to all directors, officers and employees of the Company. A copy of the Business Ethics Guidelines is available on the Company’s web site at www.kirbycorp.com in the Investor Relations section under Corporate Governance. The Company is required to make prompt disclosure of any amendment to or waiver of any provision of its Business Ethics Guidelines that applies to any director or executive officer or to its chief executive officer, chief financial officer, chief accounting officer or controller, or persons performing similar functions. The Company will make any such disclosure that may be necessary by posting the disclosure on its web site at www.kirbycorp.com in the Investor Relations section under Corporate Governance.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines. A copy of the guidelines is available on the Company’s web site at www.kirbycorp.com in the Investor Relations section under Corporate Governance.

Communication with Directors

Interested parties may communicate with the full Board or any individual directors, including the Chairmen of the Audit, Compensation and Governance Committees, the presiding director or the independent directors as a group, by writing to them c/o Kirby Corporation, 55 Waugh Drive, Suite 1000, Houston, Texas 77007. Complaints about accounting, internal accounting controls or auditing matters should be directed to the Chairman of the Audit Committee at the same address. All communications will be forwarded to the person(s) to whom they are addressed.

Web Site Disclosures

The following documents and information are available on the Company’s web site at www.kirbycorp.com in the Investor Relations section under Corporate Governance and are available in print to any stockholder on request to the Vice President — Investor Relations, Kirby Corporation, 55 Waugh Drive, Suite 1000, Houston, Texas 77007:

•	Audit Committee Charter

•	Compensation Committee Charter

•	Governance Committee Charter

•	Criteria for the Selection of Directors

•	Business Ethics Guidelines

•	Corporate Governance Guidelines

•	Communication with Directors

BENEFICIAL OWNERSHIP OF COMMON STOCK

Beneficial Ownership of Directors and Executive Officers

The following table shows the number of shares of common stock beneficially owned by each director, each named executive officer listed in the Summary Compensation Table, and by the directors and executive officers of the Company as a group as of March 3, 2008. Under rules of the SEC, “beneficial ownership” is deemed to include shares for which the individual, directly or indirectly, has or shares voting or investment power, whether or not they are held for the individual’s benefit.

	Shares of Common Stock
	Beneficially Owned on March 3, 2008
			Voting or				Percent of
			Investment		Right to		Common
	Direct(1)		Power(2)		Acquire(3)	Total(4)	Stock(5)

DIRECTORS
C. Sean Day	10,364				67,068	77,432
Bob G. Gower	39,922				12,000	51,922
Walter E. Johnson	13,000				12,000	25,000
William M. Lamont, Jr.	28,284	(6)			51,000	79,284
C. Berdon Lawrence	871,425		514,227	(7)	189,332	1,574,984	2.9%
David L. Lemmon	2,000				22,000	24,000
Monte J. Miller	2,782				23,988	26,770
George A. Peterkin, Jr.	224,276	(8)	54,000		55,218	333,494
Joseph H. Pyne	451,487				187,364	638,851	1.2%
NAMED EXECUTIVES
Norman W. Nolen	47,871				15,494	63,365
Dorman L. Strahan	39,401				13,097	52,498
Steven P. Valerius	59,344	(9)			36,732	96,076
Directors and Executive Officers as a group (19 in number)	1,884,665		568,227		768,989	3,221,881	5.9%

(1)	Shares owned as of March 3, 2008 and held individually or jointly with others, or in the name of a bank, broker or nominee for the individual’s account. Also includes shares held under the Company’s 401(k) Plan.

(2)	Shares with respect to which a director or executive officer has or shares voting or investment power.

(3)	Shares with respect to which a director or executive officer has the right to acquire beneficial ownership within 60 days after March 3, 2008.

(4)	Includes 1,326,640 shares beneficially owned by Mr. Lawrence and 303,522 shares beneficially owned by Mr. Pyne (for a total of 1,630,162 shares) that are held in margin accounts with brokerage firms, and are therefore pledged as collateral for margin loans, if any, that may be outstanding from time to time.

(5)	No percent of class is shown for holdings of less than 1%.

(6)	Does not include 542,570 shares owned by Mr. Lamont’s wife, or 747,342 shares owned by trusts of which Mr. Lamont’s wife is the beneficiary. Mr. Lamont disclaims beneficial ownership of all 1,289,912 shares.

(7)	Owned by a limited partnership of which entities wholly owned by Mr. Lawrence and his wife are the general partners, and of which Mr. Lawrence’s children and three trusts for his children are the limited partners.

(8)	Does not include 8,000 shares owned by Mr. Peterkin’s wife. Mr. Peterkin disclaims beneficial ownership of those 8,000 shares and 54,000 shares owned by trusts of which Mr. Peterkin is trustee, the beneficiaries of which are relatives of his or his wife’s.

(9)	Does not include 33,550 shares owned by Mr. Valerius’ wife. Mr. Valerius disclaims beneficial ownership of those shares.

Principal Stockholders

The following table and notes set forth information as of the dates indicated concerning persons known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock, based on filings with the SEC:

	Number of Shares		Percent
Name and Address	Beneficially Owned		of Class(1)

Select Equity Group, Inc. and Select Offshore Advisors, LLC	5,640,122	(2)	10.50%
380 Lafayette Street, 6th Floor
New York, New York 10003
Barclays Global Investors, NA	4,018,037	(3)	7.48%
45 Fremont Street, 17th Floor
San Francisco, California 94105
PRIMECAP Management Company	3,080,883	(4)	5.73%
225 South Lake Avenue, Suite 400
Pasadena, California 91101

(1)	Based on the Company’s outstanding shares of common stock on March 3, 2008.

(2)	Based on Schedule 13G, dated February 14, 2008, filed by Select Equity Group, Inc. and Select Offshore Advisors, LLC with the SEC.

(3)	Based on Schedule 13G, dated February 5, 2008, filed by Barclays Global Investors, NA with the SEC.

(4)	Based on Schedule 13G, dated February 14, 2008, filed by PRIMECAP Management Company with the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s directors and executive officers, and persons who own beneficially more than 10% of the Company’s common stock, are required under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) to file reports of beneficial ownership and changes in beneficial ownership of the Company’s common stock with the SEC and the NYSE. Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that its executive officers and directors complied with all Section 16(a) filing requirements during 2007.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Committee

The Compensation Committee of the Board of Directors of the Company has the authority and responsibility to (1) determine the salaries for executive officers of the Company, (2) administer the Company’s annual incentive bonus program, (3) administer all of the Company’s stock option and incentive compensation plans and grant stock options and other awards under the plans (except those plans under which grants are automatic) and (4) review and make recommendations to the Board of Directors with respect to incentive and equity-based compensation plans and any other forms of compensation for executive officers of the Company. The Compensation Committee is composed of four members, all of whom are “independent directors,” “Non-Employee Directors” and “outside directors” as those terms are defined in relevant NYSE standards and federal securities and tax regulations.

The Committee does not delegate any of its authority to determine executive compensation. The Committee considers recommendations from the Chief Executive Officer in making its compensation decisions for executive officers other than the Chief Executive Officer and the Chairman of the Board. The Committee will usually, but not always, follow those recommendations in setting compensation for other executive officers since the Chief Executive Officer is in the best position to evaluate the contributions of the other executive officers to the success of the Company. The Committee considers input from the Chairman of the Board in determining the compensation of the Chief Executive Officer, but undertakes a more thorough evaluation of the individual performance of the Chief

Executive Officer prior to setting his compensation than it does for the other executive officers. In 2007, the Committee also engaged a compensation consultant.

Compensation Consultant

For 2007, the Compensation Committee engaged Towers Perrin, a compensation consulting firm (the “Consultant”), to provide information for the Committee to consider in making compensation decisions. The Consultant was engaged directly by the Compensation Committee to:

•	perform a marketplace compensation analysis for senior executives;

•	perform a wealth-accumulation analysis for senior executives based on the Company’s long-term incentive compensation and retirement programs; and

•	update the Committee on current and anticipated trends in executive compensation.

Overview

The Company’s “named executive officers” are the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated executive officers for 2007, consisting of Joseph H. Pyne, President and Chief Executive Officer of the Company, Norman W. Nolen, Executive Vice President and Chief Financial Officer of the Company, C. Berdon Lawrence, Chairman of the Board of the Company, Steven P. Valerius, President of the Company’s principal marine transportation subsidiary, and Dorman L. Strahan, President of the Company’s diesel engine services subsidiaries. Compensation of the named executive officers is based primarily on three elements: (1) base salary, (2) annual incentive bonus and (3) long-term incentives, including stock options, restricted stock and performance awards. The overall goal of the Company’s compensation program is to pay compensation competitive with similar corporations and to tie annual incentives and long-term incentives to corporate performance and a return to the Company’s stockholders.

The objectives of the compensation program are:

•	to attract and retain senior executives with competitive compensation opportunities;

•	to achieve consistent performance over time; and

•	to achieve performance that results in increased profitability and stockholder value.

The Company’s executive compensation program is designed to reward:

•	performance that contributes to the long-term growth and stability of the Company and the effectiveness of management in carrying out strategic objectives identified for the Company (through the base salary);

•	the financial and operational success of the Company for the current year (through the annual incentive plan); and

•	the future growth and profitability of the Company (through long-term incentive compensation awards).

In determining the compensation of the named executive officers, the Compensation Committee considers all elements of total compensation, including salary, bonus, equity-based and other long-term incentive compensation, realized and unrealized gains on stock options and projected payouts under the Company’s retirement plans. The Compensation Committee also relies in part on the marketplace analysis prepared by the Consultant to determine that the Committee’s compensation decisions, both as to specific elements of compensation and as to aggregate compensation, are in a reasonable range for companies of similar size and for the positions held by the named executive officers. The Committee also considers the Consultant’s analysis in determining whether the compensation awarded to each named executive officer bears a reasonable relationship to the compensation awarded to the other named executive officers. From that foundation, the Committee refines the individual compensation decisions based on a number of factors, including such factors as the prior year’s compensation, the performance of the Company or its business groups, individual performance of the named executive officer, any increased responsibilities assigned to a particular executive officer, the recommendations of the Chief Executive Officer (except as to his own compensation) and considerations of internal pay equity. However, the final decisions of the Committee are to some extent subjective and do not result from a formulaic application of any of those factors.

The Company also provides certain perquisites and other personal benefits to its named executive officers. Except for accelerated vesting of outstanding stock options, restricted stock and performance awards upon a change in control of the Company, there are no special compensation arrangements related to severance or change-in-control events. The Company has no employment agreements with any of its executive officers.

Elements of Compensation

Salary

The Compensation Committee attempts to set base salaries for the named executive officers at approximately the median for similar companies. The Committee and management believe that the Company is the leader in its industry and that its employees are frequently targeted by its competitors. Therefore the Committee attempts to set compensation at levels to keep pace with inflation and the competitive market to avoid losing valuable employees.

For 2007, the Compensation Committee retained the Consultant to advise the Committee on executive compensation issues. The Consultant selected a peer group of similar companies and determined that the Company’s salaries for its top executive officers averaged approximately 88% of the median for the peer group, based on information available at the beginning of 2007. In setting the Company’s overall salary budget for 2007, management and the Compensation Committee considered the Company’s performance in 2006 on financial, operational and strategic levels, as well as independent survey information from sources other than the Consultant that projected 3.7-4.1% increases in salary budgets for 2007 for all categories of employees at a broad range of companies, and increased the 2007 salary budget, which included both merit and promotional salary increases, for all shore-based employees by 4 1/2% over 2006. Salary increases for the named executive officers for 2007 were in the 4-4 1/2% range.

Annual Incentive Compensation

With regard to the annual cash incentives for executive officers, the Compensation Committee attempts to set bonus targets at a level such that, with a positive performance by an executive officer and a certain level of profitability by the Company, the total cash compensation for the executive officer will be above the median total cash compensation for similar corporations and positions. Based on the market analysis provided to the Committee by the Consultant, the Committee determined that the 2007 salaries for the executive officers would be within or below the median range for companies of similar size, while the target total cash compensation, including incentive compensation, would be within or above the median range, which is consistent with the Company’s compensation philosophy. The Compensation Committee believes that total annual cash compensation above the median for similar corporations and positions is appropriate since a significant portion of each executive officer’s total annual cash compensation is at risk due to both individual and Company performance factors. The annual incentive bonus constitutes a significant portion of direct cash compensation (salary plus bonus) and can vary significantly from year to year depending on the Company’s performance.

The Company’s annual incentive plan is based on the achievement of three equally weighted performance measures by each of the Company’s four business groups — inland marine transportation, diesel engine services, offshore marine transportation and container-on-barge service — and by the Company as a whole. The three performance measures are EBITDA (net earnings before interest expense, taxes on income, depreciation and amortization), return on total capital and earnings per share. EBITDA for the year is calculated by adding the following amounts shown in the Company’s audited financial statements: (i) net earnings, (ii) depreciation and amortization, (iii) interest expense and (iv) provision for taxes on income. Return on total capital for the year is calculated by dividing (i) earnings before taxes on income plus interest expense by (ii) the average of stockholders’ equity plus long-term debt for the year.

Performance under the annual incentive plan is measured on a calendar year basis. At the beginning of each year, objectives are established for each of the three performance measures for the year, based on the budget for the year that is prepared by management and approved by the Board of Directors. For 2007, the target and actual performance measures for the Company were:

	Target	Actual

EBITDA	$282 million	$301 million
Return on total capital	19.1%	21.2%
Earnings per share	$2.01	$2.29

The Compensation Committee establishes a target bonus expressed as a percentage of base salary for each participant. The Committee also establishes a range of possible bonuses, with no bonus earned unless at least 80% of the target performance is achieved and a maximum possible award of 200% of the target bonus if 120% of the target performance is achieved. Bonuses for employees of the Company itself (a holding company which conducts operations through its subsidiaries) are based entirely on the performance of the Company as a whole. Bonuses for the Presidents of the Company’s inland marine transportation and diesel engine services business groups are based 50% on the performance of the business group and 50% on overall Company performance. Bonuses for all other employees in a business group are based 70% on the performance of the business group and 30% on Company performance.

For 2007, the Compensation Committee set the target bonuses for the named executive officers at the following percentages of base salary: Joseph H. Pyne (90%), C. Berdon Lawrence (90%), Steven P. Valerius (70%), Norman W. Nolen (70%) and Dorman L. Strahan (70%). The target bonuses as a percentage of base salary were established at their current levels in 2000, based on the recommendation of a different executive compensation consulting firm that advised the Company on the design of the plan. Since then, the Committee has generally been satisfied that the annual incentive compensation awards produced by the plan have been reasonable in amount and have correlated with the performance of the Company and its business groups and has therefore not changed the target percentages for the named executive officers. Based on the performance of the Company and its business groups, payouts under the annual incentive plan for 2007 were 153.3% of the target bonus for Messrs. Pyne, Lawrence and Nolen (employees of the parent Company), 158.4% of the target bonus for Mr. Valerius, the President of the Company’s principal marine transportation subsidiary, and 155.5% of the target bonus for Mr. Strahan, the President of the Company’s diesel engine services subsidiaries.

The annual incentive plan also provides for the allocation of 25% of each participant’s total potential bonus under the plan based on a discretionary assessment of individual performance for the year. The Compensation Committee awarded the full 25% of the plan bonus for 2007 to each named executive officer after determining that the performance of each of the officers met expectations for the year. That determination for the Chief Executive Officer was based on the performance evaluation of the Chief Executive Officer conducted by the Board of Directors under the guidance of the Governance Committee and the Company’s success in achieving its financial, operational and strategic goals for the year. The determination for the other named executive officers was based primarily on evaluations and recommendations made by the Chief Executive Officer, as well as on the Board’s interaction with the other named executive officers during the previous year in relation to matters in their areas of responsibility.

Long-Term Incentive Compensation

The Compensation Committee’s objective for long-term incentive compensation for executive officers is to fall between the 50th and 75th percentiles in long-term incentive compensation of similar corporations and positions. In addition to retirement, health care and similar benefits, the primary long-term incentives for executive officers are stock options, restricted stock and performance awards. The Committee views stock option and restricted stock awards as a regular component of compensation for executive officers, as well as for managerial level employees generally, because the Committee believes that such awards provide an incentive for key employees to remain with the Company. That is, regular annual awards at approximately consistent levels are an appropriate component of annual compensation. Bonuses under the Company’s annual incentive plan vary directly with Company performance, with possible bonuses under parameters established in recent years ranging from zero in a very disappointing year to double the target bonus in an exceptionally good year. The bonus therefore supplies the incentive of tying a meaningful portion of total compensation to Company performance, as well as business group and individual performance. In addition, the value of the options and shares of restricted stock granted depends on the Company’s stock price, aligning the interests of recipients of those awards with the interests of the Company’s stockholders.

In 2007, the Compensation Committee granted nonqualified stock options covering 139,366 shares of common stock and 66,094 shares of restricted stock to the named executive officers. Those numbers include options and shares granted under the long-term incentive compensation program discussed below. The options were granted at a price equal to the fair market value of the Company’s common stock on the date of grant, vest in equal increments over three years and have a term of five years. The restricted stock vests in equal increments over five years. In deciding on the number of options and shares of restricted stock to award to executive officers other than the four named in the discussion of the long-term incentive compensation program below, the Committee does generally consider the performance of the Company, the performance of the officer, information from an executive compensation consultant about the level of long-term equity-based incentive compensation awards made by similar companies, the Company’s option overhang (considering both outstanding options and shares remaining available to be granted under the Company’s plans) and recommendations from the Chief Executive Officer. Those factors are not weighted in any specific manner and the resulting awards are therefore to some extent subjective.

In 2002, the Board of Directors of the Company instituted a long-term incentive compensation program for selected senior executives, to be administered by the Compensation Committee. The program allows the grant of incentive stock options, nonincentive stock options, restricted stock, performance shares and performance units (or any combination thereof). The objective of the program is to provide long-term incentive compensation to the specified executives in an amount that falls between the 50th and 75th percentiles when compared to companies or business units of similar size. Under the program, the elements of long-term compensation to be awarded, as well as the executives selected to participate, are determined each year by the Compensation Committee.

For 2007, the Compensation Committee determined that the executives who would receive awards under the long-term incentive compensation program would be Mr. Pyne, Mr. Nolen, Mr. Valerius and Mr. Strahan, and that 20% of the target value of the awards would be in the form of stock options, 40% in the form of restricted stock and 40% in the form of performance awards. The options vest over a three-year period and the restricted stock vests over a five-year period. The performance awards are based on a three-year performance period beginning January 1, 2007. The target amounts for the performance awards established for the four executive officers were $1,186,815 for Mr. Pyne, $288,640 for Mr. Valerius, $259,776 for Mr. Nolen and $129,888 for Mr. Strahan. The percentage of the target award paid at the end of the performance period will be based on the Company’s achievement on a cumulative basis for the three-year period of the objective levels of EBITDA, return on total capital and earnings per share established under its annual incentive plan, with the three factors equally weighted. The officers will be paid the target amount if 100% of the objective performance measures is achieved over the three-year period. The payment can range from zero if less than 80% of the objective performance measures is achieved to a maximum of 200% of the target award for the achievement of 130% or more of the objective performance measures.

The amount and form of the long-term incentive compensation awards, including the specific mix of long-term incentive compensation elements, were based in part on an analysis of market data on the amounts of awards and advice and recommendations on the form of awards provided by the Consultant to the Compensation Committee. Based on information provided by the Consultant, the target value of the awards fell between the 50th and 75th percentiles when compared to long-term incentive compensation awards made by similar companies.

Retirement Plans

The Company maintains two primary retirement plans in which the named executive officers are eligible to participate on the same basis as broad categories of employees — a Profit Sharing Plan and a 401(k) Plan. Most of the Company’s shore-based employees are eligible to participate in the Profit Sharing Plan. The aggregate contributions made to the plan by the Company are allocated among the participants according to base salary. All employees of the Company are eligible to participate in the 401(k) Plan, under which the Company will match employee contributions in an amount up to 3% of an employee’s base salary subject to certain Internal Revenue Code limits.

The Company maintains an unfunded, nonqualified Deferred Compensation Plan for Key Employees, which is designed primarily to provide additional benefits to eligible employees to restore benefits to which they would be entitled under the Company’s Profit Sharing Plan and 401(k) Plan were it not for certain limits imposed by the Internal Revenue Code. The plan is designed to restore benefits for employees with base salary in excess of certain limits ($225,000 per annum for 2007). In 2007, the Committee approved contributions for each participant at the maximum amounts allowed by the Plan.

Perquisites and Personal Benefits

The only perquisites or other personal benefits that the Company provides to the named executive officers are an automobile allowance that is given to approximately 70 executive and management employees, payment of the cost of club memberships that are used for both business and personal purposes and the payment of a portion of the cost of financial planning services provided to four of the named executive officers during 2007. The Compensation Committee believes the personal benefits are reasonable in amount and help the Company attract and retain key employees.

Chief Executive Officer

The Compensation Committee set the 2007 base salary for Joseph H. Pyne, the Company’s Chief Executive Officer, at $615,600, representing a 4.2% increase over 2006. The Chief Executive Officer’s base salary was generally based on the same factors and criteria outlined above, which include compensation paid to chief executives of similar corporations, individual as well as corporate performance and a general correlation with the compensation of other executive officers of the Company. In setting the compensation of the Chief Executive Officer, the Committee also considers the Company’s success in achieving the financial, operational and strategic corporate goals established for each year, as well as the annual evaluation of the Chief Executive Officer’s performance conducted by the Board of Directors under the guidance of its Governance Committee. However, neither the achievement of corporate goals, the performance evaluation nor any other particular aspect of Company or individual performance is given any specific weighting or tied by any type of formula to decisions on the Chief Executive Officer’s base salary or long-term incentive compensation awards. The $2,169,513 in non-equity incentive plan compensation shown for Mr. Pyne in the Summary Compensation Table consisted of (1) $849,343 determined under the annual incentive plan described above and (2) a $1,320,170 payment earned by Mr. Pyne for the 2005-2007 performance period under a performance award granted as part of the Company’s long-term incentive compensation program that was based on the formula for the performance award that was established by the Compensation Committee when the award was made at the beginning of 2005.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the Chief Executive Officer and the four other most highly compensated executive officers. Certain performance-based compensation, however, is specifically exempt from the deduction limit. The Committee does take steps to qualify compensation for deductibility to the extent practical, but may award compensation that is not deductible when such an award would be in the Company’s best interests.

Timing of Compensation Decisions

The Compensation Committee generally makes executive compensation decisions in January of each year. Options have always been granted at an exercise price equal to the fair market value of the Company’s stock on the date of grant. Options granted at the regular January meeting of the Committee, which takes place several days before the Company’s public release of earnings information for the previous year, are granted at an exercise price equal to the fair market value of the Company’s stock on a specified date after the earnings release, in which case the later date is considered the date of grant.

Benchmarking

Where the Compensation Committee has used benchmarking against similar companies in determining particular elements of executive compensation, that information has been provided by the Consultant. Marketplace analysis developed by the Consultant has been based on a broad group of over 130 general industry companies with annual revenues similar to those of the Company or, where applicable, a particular segment of the Company’s business. The companies represent a wide range of industries because of the difficulty in establishing a peer group of companies for the Company. There are few publicly traded transportation companies of similar size to the Company and none with a similar service mix. In addition, a number of marine transportation companies are limited partnerships or subsidiaries of larger corporations, making comparisons difficult and resulting in the need to consider an expanded universe of companies for comparisons.

The peer group used by the Consultant for the information provided to the Committee in connection with its compensation decisions for 2007 included the following companies, each of which had annual revenues of $3 billion or less at the time the Consultant selected the peer group:

AAI*	Dade Behring	Irving Oil*	Plexus
Advanced Medical Optics	Dendrite International	J.M. Smucker	ProQuest
ADVO	Denny’s	J.R. Simplot	Purdue Pharma
Aerojet*	Dentsply	Jack in the Box	QLT*
Allergan	Discovery Communications	Jarden	Ralcorp Holdings
Alliant Techsystems	Donaldson	Jostens*	Revlon
Ameron	Elan Phamaceuticals	Kaman Industrial Technologies*	Reynolds and Reynolds
AMETEK	Emdeon	Kennametal	Rich Products
Ann Taylor Stores	Equifax	King Pharmaceuticals	RISO*
Austin Industries	FANUC Robotics America*	Kinross Gold	Rockwell Collins
Barnes Group	Fleetwood Enterprises	Martin Marietta Materials	Russell
Barrick*	Forest Laboratories	Mary Kay	Sabre
Beckman Coulter	G&K Services	McDermott	Scotts Miracle-Gro
Bob Evans Farms	Gartner	MDS Laboratory Service*	Sensata Technologies
Bracco Diagnostics*	GATX	Media General	Sigma-Aldrich
Brady	Genzyme	Medimmune	Sirius Satellite Radio
C&D Technologies	Georgia Gulf	Meredith	Sports Authority
C.H. Guenther & Son	Gilead Sciences	Metaldyne	Springs Global
Cameron International	GROWMARK	Methode Electronics	St. Jude Medical
Carpenter Technology	GTECH	Milacron	Standard Register
CDI	H.B. Fuller	Millennium Pharmaceuticals	Steelcase
Celgene	Haemonetics	Millipore	TAP Pharmaceuticals
Cephalon	Harman International Industries	Mine Safety Appliances	Thomas & Betts
Ceridian	Harsco	Mission Foods*	Toro
CH2M Hill	Hasbro	Modine Manufacturing	Tupperware
Chemtura	Herbalife International of America	Molex	UCB*
Cincinnati Bell	Hercules	Monaco Coach	United States Cellular
Clarke American Checks*	Herman Miller	MSC Industrial Direct	Vertex Pharmaceuticals
Combe	Hexcel	Nalco	Vistar
Convergys	HNI	National Semiconductor	Vulcan Materials
Cooper Tire & Rubber	Houghton Mifflin	Omnova Solutions	W.R. Grace
Corn Products	IDEX	Packaging of America	Washington Group International
Covance	IMS Health	Par Pharmaceutical	Watson Pharmaceuticals
Crown Castle	InterContinental Hotels*	Parsons	Westinghouse Savannah River*
Cytec	International Favors &	PerkinElmer
Fragrances

*	Subsidiary

Compensation Committee Report

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed with management the Compensation Discussion and Analysis in this Proxy Statement. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE
William M. Lamont, Jr., Chairman
C. Sean Day
Bob G. Gower
Monte J. Miller

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Mr. Lamont, Mr. Day, Mr. Gower and Mr. Miller. None of such current or former members of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries. In 2007, no executive officer of the Company served on the board of directors or compensation committee of another entity, any of whose executive officers served on the Board or Compensation Committee of the Company.

Summary Compensation Table

						Change in
						Pension Value and
						Non-Qualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal Position		Salary	Awards(1)	Awards(1)	Compensation(2)	Earnings(3)	Compensation(4)	Total

Joseph H. Pyne	2007	$615,600	$894,208	$557,407	$2,169,513	$11,082	$36,919	$4,284,729
President, Director and Chief Executive Officer	2006	590,600	707,569	436,334	1,418,007	15,391	136,655	3,304,556
Norman W. Nolen	2007	289,700	216,468	129,906	640,375	—	25,689	1,302,138
Executive Vice President and Chief Financial Officer	2006	278,500	180,645	110,995	482,404	—	80,535	1,133,079
C. Berdon Lawrence	2007	471,900	274,048	476,481	651,080	36,036	29,837	1,939,382
Chairman of the Board	2006	451,900	170,450	483,553	588,103	30,540	100,895	1,825,441
Steven P. Valerius	2007	347,700	238,552	148,510	768,067	—	34,089	1,536,918
President of Kirby Inland Marine, LP	2006	334,300	198,059	124,673	584,333	4,645	72,869	1,318,879
Dorman L. Strahan	2007	239,200	69,489	35,263	348,727	—	33,260	725,939
President of Kirby Engine Systems, Inc.	2006	211,275	48,667	29,115	293,726	—	57,626	640,409

(1)	The amounts included in the “Stock Awards” and “Option Awards” columns represent the compensation cost recognized by the Company related to restricted stock awards and option grants to the named executive officers, computed in accordance with SFAS No. 123R. For a discussion of valuation assumptions, see Note 7, Stock Award Plans, in the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2007. The actual number of stock awards and options granted in 2007 is shown in the “Grants of Plan Based Awards During 2007” table.

(2)	Amounts include annual incentive compensation payments calculated under the incentive bonus plans and performance award payouts under performance awards granted in 2004 and 2005. Annual incentive bonus payments for 2007 were $849,343 to Mr. Pyne, $310,877 to Mr. Nolen, $651,080 to Mr. Lawrence, $385,530 to Mr. Valerius and $260,369 to Mr. Strahan. Annual incentive bonus payments for 2006 were $768,607 to Mr. Pyne, $281,898 to Mr. Nolen, $588,103 to Mr. Lawrence, $332,996 to Mr. Valerius and $226,276 to Mr. Strahan. Performance award payouts in 2007 for the 2005-2007 performance period for performance awards granted in 2005 were $1,320,170 to Mr. Pyne, $329,498 to Mr. Nolen, $382,537 to Mr. Valerius and $88,358 to Mr. Strahan. Performance award payouts in 2006 for the 2004-2006 performance period for performance awards granted in 2004 were $649,400 to Mr. Pyne, $200,506 to Mr. Nolen, $251,337 to

Mr. Valerius and $67,450 to Mr. Strahan. See “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis” for further details.

(3)	The amounts for Mr. Pyne reflect the aggregate change during 2007 and 2006 in the present value of his accumulated benefit under a Deferred Compensation Agreement with Kirby Inland Marine, LP. The amounts for Mr. Lawrence reflect the change in the present value of his accumulated benefits during 2007 and 2006 for the Kirby Pension Plan. The amount for Mr. Valerius in 2006 reflects the change in present value of accumulated benefits during 2006 from the Kirby Pension Plan and an unfunded defined benefit executive retirement plan (“SERP”) that was assumed in the Company’s acquisition of Hollywood in 1999. Mr. Valerius’ December 31, 2007 pension value dropped by $3,899 when compared with his December 31, 2006 pension value primarily due to an increase in the discount rate assumption from 5.7% to 6.1%. The change in pension value of $3,899 represents a drop in the Kirby Pension Plan benefit of $1,402 and a drop in the SERP benefit of $2,497. Since Mr. Lawrence’s and Mr. Valerius’ benefits in both plans were frozen as of December 31, 1999, the changes in present value are due only to changes in assumptions and the passage of time.

(4)	Amounts for 2007 include an automobile allowance, club memberships and personal financial planning services for Mr. Pyne, Mr. Nolen, Mr. Valerius and Mr. Strahan, and an automobile allowance and club memberships for Mr. Lawrence. Amounts for 2006 include an automobile allowance, club memberships, and personal financial planning services for Mr. Pyne and Mr. Nolen, and an automobile allowance and club memberships for Mr. Lawrence, Mr. Valerius and Mr. Strahan. The Company’s contributions under the Company’s Profit Sharing Plan and Deferred Compensation Plan for Key Employees for 2007, which would otherwise be included in this column, have not been determined as of the date of this Proxy Statement. For 2006, the Company’s contributions under the Profit Sharing Plan were as follows: $14,917 to Mr. Pyne, $19,917 to Mr. Nolen, $21,360 to Mr. Lawrence, $14,917 to Mr. Valerius and $16,485 to Mr. Strahan. Also, cash distributions were made in 2007 for excess benefit contributions in 2006 under the Profit Sharing Plan as follows: $17,395 to Mr. Pyne, $12,395 to Mr. Nolen, $10,952 to Mr. Lawrence, $17,395 to Mr. Valerius and $21,916 to Mr. Strahan. For 2006, the Company’s contributions under the Deferred Compensation Plan for Key Employees were as follows: $65,565 to Mr. Pyne, $10,355 to Mr. Nolen, $41,029 to Mr. Lawrence and $20,226 to Mr. Valerius.

Grants of Plan Based Awards During 2007

					All Other	All Other
					Stock	Option	Exercise	Grant Date
					Awards:	Awards:	or Base	Fair Value
		Estimated Future Payouts			Number of	Number of	Price of	of Stock
		Under Non-Equity Incentive			Shares of	Securities	Option	and
	Grant	Plan Awards(1)			Stock or	Underlying	Awards	Option
Name	Date	Threshold	Target	Maximum	Units(2)	Options(3)	($/sh)	Awards(4)

Joseph H. Pyne	01/22/07	$237,363	$1,186,815	$2,373,630
	01/22/07				32,894			$1,187,638
	01/26/07					58,886	$35.66	631,847
Norman W. Nolen	01/22/07	51,955	259,776	519,552
	01/22/07				7,200			259,956
	01/26/07					13,280	35.66	142,494
C. Berdon Lawrence	01/22/07				14,400			519,912
	01/26/07					48,000	35.66	515,040
Dorman L. Strahan	02/15/07	25,978	129,888	259,776
	02/15/07				3,600			133,020
	02/15/07					4,000	36.94	43,640
Steven P. Valerius	01/22/07	57,728	288,640	577,280
	01/22/07				8,000			288,840
	01/26/07					15,200	35.66	163,096

(1)	Amounts shown represent long-term performance awards made to four of the five named executive officers in 2007 for the 2007-2009 performance period under the Company’s long-term incentive compensation program. The performance awards are based on a three-year performance period beginning January 1, 2007. The percentage of the target award paid at the end of the performance period will be based on the achievement by the

Company (in the case of Mr. Pyne and Mr. Nolen) or by the Company and its business groups (in the case of Mr. Valerius and Mr. Strahan) on a cumulative basis for the three-year performance period of the objective levels of EBITDA, return on total capital and earnings per share established under the Company’s annual incentive plan. The threshold amount is payable if 80% of the performance target is achieved and the maximum amount is payable if 130% or more of the performance target is achieved; if less than 80% is achieved, there is no payment. For 2007, the first year of the performance period, the Company and its business groups achieved approximately 111-112% of the target performance measures (depending on the weighting for the different participants), but any payout to the participating executive officers cannot be determined until the remaining two years of the performance period are completed.

(2)	Represents the number of shares awarded in 2007 for restricted stock awards under the Company’s 2005 Stock and Incentive Plan. The restricted stock awards vest 20% on January 24th of each year following the original award date.

(3)	Represents the number of stock options awarded in 2007 under the Company’s 2005 Stock and Incentive Plan. These options become one-third exercisable after one year, two-thirds exercisable after two years, and are fully exercisable after three years from the date of grant. The exercise price for the options may be paid with shares of common stock owned for at least six months. No stock appreciation rights were granted with the stock options.

(4)	The grant date fair values are calculated based on the provisions of SFAS 123R. Restricted shares are valued at the average of the high and low prices of the Company’s common stock on the date of grant, resulting in fair values of $36.105 per share and $36.95 per share on January 22, 2007 and February 15, 2007, respectively. The Black-Scholes option pricing model is used to determine the fair value of stock options, resulting in values of $10.73 per share and $10.91 per share on January 26, 2007 and February 15, 2007, respectively.

Outstanding Equity Awards at December 31, 2007

	Option Awards				Stock Awards
	Number of	Number of
	Securities	Securities			Number of	Market Value of
	Underlying	Underlying			Shares or Units	Shares or Units
	Unexercised	Unexercised	Option	Option	of Stock That	of Stock That
	Options	Options	Exercise	Expiration	Have Not	Have Not
Name	Exercisable	Unexercisable(1)	Price	Date	Vested(2)	Vested(3)

Joseph H. Pyne	52,064	—	$16.96	01/26/09	117,536	$5,463,073
	44,400	22,200	22.05	03/02/10
	24,536	49,072	27.60	02/15/11
	—	58,886	35.66	01/26/12
Norman W. Nolen	—	5,534	22.05	03/02/10	27,824	1,293,260
	—	11,068	27.60	02/15/11
	—	13,280	35.66	01/26/12
C. Berdon Lawrence	36,668	—	12.78	01/27/08	39,600	1,840,608
	73,332	—	16.96	01/26/09
	40,000	20,000	22.05	03/02/10
	20,000	40,000	27.60	02/15/11
	—	48,000	35.66	01/26/12
Dorman L. Strahan	4,764	—	16.96	01/26/09	9,050	420,644
	2,800	1,400	22.05	03/02/10
	1,400	2,800	27.60	02/15/11
	—	4,000	36.94	02/15/12
Steven P. Valerius	17,758	—	16.96	01/26/09	30,768	1,430,097
	12,666	6,334	22.05	03/02/10
	6,332	12,668	27.06	02/15/11
	—	15,200	35.66	01/26/12

(1)	The unexercisable options held by the named executive officers are exercisable or become exercisable, as follows:

(i)	Mr. Pyne: 19,628 options on January 26, 2008, 24,536 options on February 15, 2008, 22,200 options on March 2, 2008, 19,629 options on January 26, 2009, 24,536 options on February 15, 2009 and 19,629 options on January 26, 2010.

(ii)	Mr. Nolen: 4,426 options on January 26, 2008, 5,534 options on February 15, 2008, 5,534 options on March 2, 2008, 4,427 options on January 26, 2009, 5,534 options on February 15, 2009 and 4,427 options on January 26, 2010.

(iii)	Mr. Lawrence: 16,000 options on January 26, 2008, 20,000 options on February 15, 2008, 20,000 options on March 2, 2008, 16,000 options on January 26, 2009, 20,000 options on February 15, 2009 and 16,000 options on January 26, 2010.

(iv)	Mr. Strahan: 2,733 options on February 15, 2008, 1,400 options on March 2, 2008, 2,733 options on February 15, 2009 and 1,334 options on February 15, 2010.

(v)	Mr. Valerius: 5,066 options on January 26, 2008, 6,334 options on February 15, 2008, 6,334 options on March 2, 2008, 5,067 options on January 26, 2009, 6,334 options on February 15, 2009 and 5,067 options on January 26, 2010.

(2)	The vesting dates of the restricted stock awards for the named executive officers are as follows:

(i)	Mr. Pyne was awarded: 19,364 shares on February 7, 2002 of which 3,874 shares vested on each of February 7, 2003 and 2004 and 3,872 shares vested on each of February 7, 2005, 2006 and 2007; 38,728 shares on January 27, 2003 of which 7,744 shares vested on January 27, 2004, 7,746 shares vested on each of January 27, 2005, 2006, 2007 and 2008; 50,000 shares on January 26, 2004 of which 10,000 shares vested on each of January 26, 2005, 2006, 2007, and 2008 with 10,000 shares vesting January 26, 2009; 40,000 shares on March 2, 2005 of which 8,000 shares vested on each of March 2, 2006, 2007, and 2008 with 8,000 shares vesting on each of March 2, 2009 and 2010; 41,118 shares on February 15, 2006 of which 8,222 shares vested on each of February 15, 2007 and 8,224 shares vested on February 15, 2008 with 8,224 shares vesting on each of February 15, 2009, 2010 and 2011; 32,894 shares on January 22, 2007 of which 6,578 shares vested on January 24, 2008 with 6,579 shares vesting each of January 24, 2009, 2010, 2011, and 2012.

(ii)	Mr. Nolen was awarded: 6,186 shares on February 7, 2002 of which 1,238 shares vested on each of February 7, 2003, 2004 and 2005 and 1,236 shares vested on each of February 7, 2006 and 2007; 12,372 shares on January 27, 2003 of which 2,474 shares vested on each of January 27, 2004, 2005, 2006, 2007 and 2,476 shares vested on January 27, 2008; 12,372 shares on January 26, 2004 of which 2,476 shares vested on January 26, 2005, 2,474 shares vested on each of January 26, 2006, 2007 and 2008 with 2,474 shares vesting on January 26, 2009; 10,000 shares on March 2, 2005 of which 2,000 shares vested on each of March 2, 2006, 2007, and 2008 with 2,000 shares vesting on each of March 2, 2009 and 2010; 9,000 shares on February 15, 2006 of which 1,800 shares vested on each of February 15, 2007 and 2008 with 1,800 shares vesting on each of February 15, 2009, 2010 and 2011; 7,200 shares on January 22, 2007 of which 1,440 shares vested on January 24, 2008 with 1,440 shares vesting on each January 24, 2009, 2010, 2011, and 2012.

(iii)	Mr. Lawrence was awarded: 18,000 shares on March 2, 2005 of which 3,600 shares vested on March 2, 2006, 2007 and 2008 with 3,600 shares vesting on each of March 2, 2009 and 2010; 18,000 shares on February 15, 2006 of which 3,600 shares vested on each of February 15, 2007 and 2008 with 3,600 shares vesting on each of February 15, 2009, 2010 and 2011; 14,400 shares on January 22, 2007 of which 2,880 vested on January 24, 2008 with 2,880 vesting on each of January 24, 2009, 2010, 2011, and 2012.

(iv)	Mr. Strahan was awarded: 1,772 shares on February 7, 2002 of which 356 shares vested on February 7, 2003 and 354 shares vested on each of February 7, 2004, 2005, 2006 and 2007; 3,544 shares on January 27, 2003 of which 708 shares vested on each of January 27, 2004, 2005 and 2006 and 710 shares vested on each of January 27, 2007 and 2008; 3,544 shares on January 26, 2004 of which 708 shares vested on each of January 26, 2005, 2006 and 2007 and 710 shares vested on January 26, 2008 with 710 shares vesting on January 26, 2009; 2,600 shares on March 2, 2005 of which 520 shares vested on each of March 2, 2006,

2007, and 2008 with 520 shares vesting on each of March 2, 2009 and 2010; 2,200 shares on February 15, 2006 of which 440 shares vested on each of February 15, 2007 and 2008 with 440 shares vesting on each of February 15, 2009, 2010 and 2011; 3,600 shares on February 15, 2007 of which 720 shares vested on January 24, 2008 with 720 shares vesting each of January 24, 2009, 2010, 2011, and 2012.

(v)	Mr. Valerius was awarded: 6,606 shares on February 7, 2002 of which 1,322 shares vested on each of February 7, 2003, 2004 and 2005 and 1,320 shares vested on each of February 7, 2006 and 2007; 13,212 shares on January 27, 2003 of which 2,642 shares vested on each of January 27, 2004, 2005, 2006, 2007 and 2,644 shares vested on January 27, 2008; 13,212 shares on January 26, 2004 of which 2,644 shares vested on January 26, 2005, 2,642 shares vested on each of January 26, 2006, 2007 and 2008 with 2,642 shares vesting on January 26, 2009; 11,400 shares on March 2, 2005 of which 2,280 shares vested on each of March 2, 2006, 2007, and 2008 with 2,280 shares vesting on each of March 2, 2009 and 2010; 10,000 shares on February 15, 2006 of which 2,000 shares vested on each of February 15, 2007 and 2008 with 2,000 shares vesting on each of February 15, 2009, 2010 and 2011; 8,000 shares on January 22, 2007 of which 1,600 vested on January 24, 2008 with 1,600 shares vesting on each of January 24, 2009, 2010, 2011, and 2012.

(3)	The market value of the shares of restricted stock that had not vested as of December 31, 2007 is calculated using the closing price of the Company’s common stock on December 31, 2007, which was $46.48 per share.

Option Exercises and Stock Vested During 2007

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise	on Exercise(1)	Vesting	on Vesting(2)

Joseph H. Pyne	—	—	37,840	$1,367,643
Norman W. Nolen	22,142	$410,271	9,984	360,363
C. Berdon Lawrence	—	—	7,200	263,214
Dorman L. Strahan	39,052	1,270,696	2,732	98,540
Steven P. Valerius	—	—	10,884	392,925

(1)	Based on the average of the high and low prices of the Company’s common stock on the date of exercise.

(2)	Based on the average of the high and low prices of the Company’s common stock on the date of vesting.

Pension Benefits

		Years of	Present Value of
		Credited	Accumulated
Name	Plan Name	Service	Benefit

Joseph H. Pyne	Kirby Inland Marine LP —	—	$414,283
	Deferred Compensation Plan(1)

C. Berdon Lawrence	Kirby Pension Plan(2)	29	882,603

Steven P. Valerius	Kirby Pension Plan(2)	21	124,238
	Supplemental Executive	21	221,249
	Retirement Plan(3)

(1)	Kirby Inland Marine, LP has an unfunded Deferred Compensation Agreement with Mr. Pyne in connection with his previous employment as its President. Mr. Pyne has enough years of service to qualify for the maximum payment of $4,175 per month under the agreement. The agreement provides for benefits to Mr. Pyne of $4,175 per month commencing upon the later of his severance from the employment of the Company or his 65th birthday and continuing until the month of his death. If Mr. Pyne should die prior to receiving such deferred compensation, the agreement provides for monthly payments to his beneficiary for a period of not less than 60 nor more than 120 months, depending on the circumstances. The agreement also provides that no benefits will be paid if Mr. Pyne is terminated for a “wrongful action” (as defined in the agreement).

(2)	The Company sponsors a defined benefit plan, the Kirby Pension Plan, for vessel personnel and shore based tankermen employed by certain subsidiaries of the Company. Shoreside personnel employed by Hollywood prior to its merger with a subsidiary of the Company in 1999, including Mr. Lawrence and Mr. Valerius, also are participants in the Kirby Pension Plan, but ceased to accrue additional benefits effective December 31, 1999. The Company contributes such amounts as are necessary on an actuarial basis to provide the Kirby Pension Plan with assets sufficient to meet the benefits paid to participants.

(3)	The Company also has an unfunded SERP that was assumed in the Hollywood acquisition in which Mr. Valerius is a participant. That plan ceased to accrue additional benefits effective December 31, 1999.

Nonqualified Deferred Compensation

	Registrant
	Contributions in	Aggregate	Aggregate
	Last Fiscal	Earnings in Last	Balance at
Name	Year(1)	Fiscal Year(2)	Last Fiscal Year End

Joseph H. Pyne	$—	$67,991	$1,255,420
Norman W. Nolen	—	7,556	95,708
C. Berdon Lawrence	—	26,859	343,258
Steven P. Valerius	—	11,899	374,806

(1)	The Company has an unfunded, nonqualified Deferred Compensation Plan for Key Employees which was adopted in October 1994, effective January 1, 1992. The Plan is designed primarily to provide additional benefits to eligible employees to restore benefits to which they would be entitled under the Company’s Profit Sharing Plan and 401(k) Plan were it not for certain limits imposed by the Internal Revenue Code. The benefits under the Deferred Compensation Plan are designed to restore benefits for employees with base salary in excess of a certain level ($225,000 for 2007). Contributions for 2007, which would otherwise be included in this column, have not been determined as of the date of this Proxy Statement. For 2006, the Company’s contributions under the Deferred Compensation Plan for Key Employees were as follows: $65,565 to Mr. Pyne, $10,355 to Mr. Nolen, $41,029 to Mr. Lawrence and $20,226 to Mr. Valerius.

(2)	Earnings on deferred compensation under the Deferred Compensation Plan for Key Employees are calculated in the same manner and at the same rate as earnings on externally managed investments of salaried employees participating in the Company’s Profit Sharing Plan.

Equity Compensation Plan Information as of December 31, 2007

			Number of Securities
			Remaining Available
			for Future Issuance
	Number of		Under Equity
	Securities to be		Compensation Plans
	Issued Upon	Weighted-Avereage	(Excluding Securities
	Exercise of	Exercise Price of	Reflected in First
Plan Category	Outstanding Options	Outstanding Options	Column)

Equity compensation plans approved by stockholders	957,450	$23.13	1,491,198
Equity compensation plans not approved by stockholders(1)	277,342	$22.70	121,562

Total	1,234,792	$23.03	1,612,760

(1)	The only plan included in the table that was adopted without stockholder approval was the 2000 Nonemployee Director Stock Option Plan, the material features of which are summarized under “BOARD OF DIRECTORS — Director Compensation.”

Potential Payments Upon Change in Control

If a change in control were to have occurred on December 31, 2007, all of the named executive officers’ outstanding options to acquire Company common stock would have become immediately exercisable. The options were granted at a price equal to the fair market value of the Company’s common stock on the date of grant, vest in equal increments over three years and have a term of five years. Restricted stock awards granted to the named executive officers would have immediately vested. The restricted stock awards vest in equal increments over five years. Performance awards would have been considered earned so that holders of the awards would have been entitled to receive the target performance award the holder could have earned for the proportionate part of the performance period prior to the change in control. The outstanding options would have become immediately exercisable and the restricted stock award and performance awards would have become immediately vested regardless of whether the named executive officer was terminated or voluntarily terminated employment following the change of control. The value of the stock options and restricted stock awards is based on the Company’s closing market price of $46.48 per share on December 31, 2007, the last trading day before year-end.

Joseph H. Pyne

Mr. Pyne’s options to purchase an aggregate of 130,158 shares of Company common stock would have become fully exercisable on December 31, 2007, if a change in control had occurred on that date. Under the terms of Mr. Pyne’s stock options, he would have to pay an aggregate of $3,943,784 to purchase these shares. Accordingly, the maximum value of the accelerated vesting of the options would have been $2,105,960 ($46.48 per share value on December 31, 2007, multiplied by 130,158 shares minus $3,943,784, the aggregate exercise price of the options).

Mr. Pyne had 117,536 shares of Company restricted stock awards that were not vested as of December 31, 2007. If a change of control had occurred on that date, the 117,536 shares would have become fully vested. The maximum value of the accelerated vesting of Mr. Pyne’s restricted stock awards would have been $5,463,073 ($46.48 per share value on December 31, 2007, multiplied by 117,536 restricted shares).

On December 31, 2007, Mr. Pyne would have become entitled to payments under previously granted performance awards totaling $1,400,919 if a change in control had occurred on that date.

Norman W. Nolen

Mr. Nolen’s options to purchase an aggregate of 29,882 shares of Company common stock would have become fully exercisable on December 31, 2007, if a change in control had occurred on that date. Under the terms of Mr. Nolen’s stock options, he would have to pay an aggregate of $901,066 to purchase these shares. Accordingly, the maximum value of the accelerated vesting of the options would have been $487,849 ($46.48 per share value on December 31, 2007, multiplied by 29,882 shares minus $901,066, the aggregate exercise price of the options).

Mr. Nolen had 27,824 shares of Company restricted stock awards that were not vested as of December 31, 2007. If a change of control had occurred on that date, the 27,824 shares would have become fully vested. The maximum value of the accelerated vesting of Mr. Nolen’s restricted stock awards would have been $1,293,260 ($46.48 per share value on December 31, 2007, multiplied by 27,824 restricted shares).

On December 31, 2007, Mr. Nolen would have become entitled to payments under previously granted performance awards totaling $288,632 if a change in control had occurred on that date.

C.	Berdon Lawrence

Mr. Lawrence’s options to purchase an aggregate of 108,000 shares of Company common stock would have become fully exercisable on December 31, 2007, if a change in control had occurred on that date. Under the terms of Mr. Lawrence’s stock options, he would have to pay an aggregate of $3,256,680 to purchase these shares. Accordingly, the maximum value of the accelerated vesting of the options would have been $1,763,160 ($46.48 per share value on December 31, 2007, multiplied by 108,000 shares minus $3,256,680, the aggregate exercise price of the options).

Mr. Lawrence had 39,600 shares of Company restricted stock awards that were not vested as of December 31, 2007. If a change of control had occurred on that date, the 39,600 shares would have become fully vested. The maximum value of the accelerated vesting of Mr. Lawrence’s restricted stock awards would have been $1,840,608 ($46.48 per share value on December 31, 2007, multiplied by 39,600 restricted shares).

Dorman L. Strahan

Mr. Strahan’s options to purchase an aggregate of 8,200 shares of Company common stock would have become fully exercisable on December 31, 2007, if a change in control had occurred on that date. Under the terms of Mr. Strahan’s stock options, he would have to pay an aggregate of $255,910 to purchase these shares. Accordingly, the maximum value of the accelerated vesting of the options would have been $125,226 ($46.48 per share value on December 31, 2007, multiplied by 8,200 shares minus $255,910, the aggregate exercise price of the options).

Mr. Strahan had 9,050 shares of Company restricted stock awards that were not vested as of December 31, 2007. If a change of control had occurred on that date, the 9,050 shares would have become fully vested. The maximum value of the accelerated vesting of Mr. Strahan’s restricted stock awards would have been $420,644 ($46.48 per share value on December 31, 2007, multiplied by 9,050 restricted shares).

On December 31, 2007, Mr. Strahan would have become entitled to payments under previously granted performance awards totaling $98,385 if a change in control had occurred on that date.

Steven P. Valerius

Mr. Valerius’ options to purchase an aggregate of 34,202 shares of Company common stock would have become fully exercisable on December 31, 2007, if a change in control had occurred on that date. Under the terms of Mr. Valerius’ stock options, he would have to pay an aggregate of $1,031,334 to purchase these shares. Accordingly, the maximum value of the accelerated vesting of the options would have been $558,375 ($46.48 per share value on December 31, 2007, multiplied by 34,202 shares minus $1,031,334 the aggregate exercise price of the options).

Mr. Valerius had 30,768 shares of Company restricted stock awards that were not vested as of December 31, 2007. If a change of control had occurred on that date, the 30,768 shares would have become fully vested. The maximum value of the accelerated vesting of Mr. Valerius’ restricted stock awards would have been $1,430,097 ($46.48 per share value on December 31, 2007, multiplied by 30,768 restricted shares).

On December 31, 2007, Mr. Valerius would have become entitled to payments under previously granted performance awards totaling $329,167 if a change in control had occurred on that date.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company is responsible for monitoring the integrity of the Company’s financial reporting, accounting procedures and internal controls. The Audit Committee is composed of four directors, all of whom are independent within the meaning of SEC and NYSE rules. The Audit Committee operates under a written charter adopted by the Board.

Management is primarily responsible for the Company’s financial reporting process and internal controls. The Company’s independent auditors are responsible for performing an audit of the Company’s financial statements and issuing a report on the conformity of the financial statements with generally accepted accounting principles. The Company’s independent auditors are also responsible for performing an audit of the Company’s internal control over financial reporting. The Audit Committee is responsible for overseeing those processes.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2007 with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required by Statement on Auditing Standards No. 114 (The Auditor’s Communication with Those Charged With Governance), received written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors their independence.

Based on the Audit Committee’s review of the audited financial statements for the year ended December 31, 2007 and the Audit Committee’s discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, which has been filed with the Securities and Exchange Commission.
AUDIT COMMITTEE
Bob G. Gower, Chairman
C. Sean Day
David L. Lemmon
George A. Peterkin, Jr.

AMENDMENT OF THE 2005 STOCK AND INCENTIVE PLAN (ITEM 2)

On March 6, 2008, the Board approved amendments to the Company’s 2005 Stock and Incentive Plan (the “2005 Plan”) to (1) increase the number of shares of the Company’s Common Stock that may be issued under the 2005 Plan from 2,000,000 to 3,000,000 shares and (2) increase the maximum amount of cash that may be paid to any participant pursuant to any performance award under the 2005 Plan during any calendar year from $2,000,000 to $3,000,000. The amendments are subject to stockholder approval.

The Board of Directors of the Company unanimously recommends that you vote “FOR” the proposed amendments to the 2005 Plan.

If the proposed amendments to the 2005 Plan are not approved by the Company’s stockholders, the 2005 Plan will remain in effect in its current form, subject to amendment from time to time by the Board in respects that do not constitute material amendments that require stockholder approval.

Discussion of the Proposed Amendments

The 2005 Plan was originally approved by the stockholders of the Company on April 26, 2005. In the period from December 31, 2004 through December 31, 2007, the revenues of the Company have grown from approximately $675 million to $1.173 billion (a 74% increase), earnings per share have grown from $.98 to $2.29 (a 134% increase) and the market capitalization of the Company has grown from approximately $1.1 billion to approximately $2.5 billion (a 127% increase).

The Company’s long-term performance has been due in large part to a highly qualified and loyal employee base. The Company’s future growth and performance will also depend to a significant extent on its ability to attract, retain and reward employees who contribute to the Company’s success. The Company believes that equity awards are an important component of its compensation program that are needed in order for the Company to be able to continue to attract and retain employees with the skills and experience required for the Company to continue to grow and build on its past success.

No grants of any equity compensation awards have been made from the 1,000,000 incremental shares proposed to be added to the 2005 Plan. The amounts of future awards that may be made to officers or directors of the Company under the 2005 Plan are not determinable at this time, since any such awards are made in the discretion of the Compensation Committee. Nonemployee directors are not eligible for awards under the 2005 Plan.

As of March 7, 2008, 1,077,207 shares of common stock were available for future awards under the 2005 Plan. The total number of shares subject to awards made under the 2005 Plan was 253,726 in 2006, 347,140 in 2007 and 321,927 in 2008 to date. The Company’s burn rate under all of its stock plans, defined as the number of shares subject to grants made in a given year as a percentage of the weighted average shares outstanding during the year, was 1.45% for 2007, 1.56% for 2006 and 1.79% for 2005. In calculating the burn rate, the number of shares of restricted stock granted (so-called “full value” awards) is multiplied by 3 in 2007, 2.5 in 2006 and 3 in 2005 as a method of attempting to equate the dilutive effect of full value awards to that of option shares. The Company’s equity overhang, defined as (a) the number of shares subject to outstanding unexercised options plus the number of shares remaining available for awards under the Company’s equity compensation plans as a percentage of

(b) outstanding shares plus the number of shares subject to outstanding unexercised options plus the number of shares remaining available for awards under the Company’s equity compensation plans, was 5.1% at the end of 2007, 6.1% at the end of 2006 and 8.2% at the end of 2005.

The following table shows the number of shares of common stock subject to option and restricted stock grants that have been awarded to the named executive officers and the identified groups under the 2005 Plan since its inception.

	Shares	Shares of
Name	Subject to Options	Restricted Stock

Joseph H. Pyne	174,516	99,012
Norman W. Nolen	40,225	21,700
C. Berdon Lawrence	148,364	43,232
Steven P. Valerius	45,783	24,158
Dorman L. Strahan	12,981	8,342
All current executive officers as a group	455,069	226,724
All employees (other than executive officers) as a group	54,600	186,400
Non-officer directors as a group	0	0

Section 162(m) of the Internal Revenue Code denies a tax deduction to public companies for compensation over $1,000,000 paid to a company’s most highly paid executive officers, subject to exemption from that limit for certain performance-based compensation. There are limitations in the 2005 Plan designed to qualify awards for the exemption, including a $2 million limitation on the maximum amount of cash that may be paid to any participant in the 2005 Plan pursuant to any performance award during any calendar year. The target values of outstanding cash performance awards that have been made to date under the 2005 Plan, all of which have been made to named executive officers, range from $62,400 to $1,209,245. No payments for performance awards have been made to date under the 2005 Plan. The highest payment made to date to any participant in one year under a prior plan was a payment of $1,320,170 to Mr. Pyne based on the Company’s performance during the period 2005-2007. However, in light of the sustained growth and performance of the Company described above, the Board decided to increase the limit under the 2005 Plan to $3,000,000 to enhance the ability of the Company to qualify future performance award payments as deductible performance-based compensation, subject to stockholder approval of the increase.

Summary of the 2005 Plan

The material features of the 2005 Plan (as proposed to be amended) are discussed below. The discussion is subject to, and is qualified in its entirety by, the full text of the 2005 Plan (as proposed to be amended), which is attached as Exhibit B to this Proxy Statement.

General

Purpose

The purpose of the 2005 Plan is to advance the interests of the Company by providing an additional incentive to attract and retain qualified and competent employees for the Company and its subsidiaries, upon whose efforts and judgment the success of the Company is largely dependent, through the award of options to purchase shares of common stock, shares of restricted stock and performance awards.

Eligibility

Employees of the Company are eligible to participate in the 2005 Plan.

Types of Awards

The 2005 Plan authorizes the granting of incentive stock options (“Incentive Options”) and nonincentive stock options (“Nonincentive Options”) to purchase common stock of the Company to employees of the Company. Unless the context otherwise requires, the term “Options” includes both Incentive Options and Nonincentive Options.

The 2005 Plan also authorizes awards of restricted stock (“Restricted Stock”). The vesting and number of shares of a Restricted Stock award may be conditioned upon one or a combination of:

•	the completion of a specified period of service with the Company;

•	the attainment of goals related to the performance of the Company or a division, department or unit of the Company;

•	the performance of the Company’s common stock; or

•	the performance of the recipient of the Restricted Stock award.

The Compensation Committee of the Board determines whether a recipient of Restricted Stock will have the right to vote or receive dividends before the Restricted Stock has vested.

The 2005 Plan also authorizes awards intended to be “performance-based compensation” which are payable in stock, cash or a combination of stock and cash (“Performance Awards”). Any Performance Awards granted will vest upon the achievement of performance objectives. The Compensation Committee establishes the performance objectives, the length of the performance period and the form and time of payment of the award.

Administration

The 2005 Plan is administered by the Compensation Committee. The Compensation Committee has the authority to interpret and adopt rules and regulations for carrying out the 2005 Plan. All decisions and acts of the Compensation Committee are final and binding on all participants under the 2005 Plan. If there is no Compensation Committee, the Board will administer the 2005 Plan.

Shares of Common Stock Subject to the 2005 Plan

A total of 3,000,000 shares of common stock (subject to adjustment as discussed below) may be issued under the 2005 Plan.

Exercise Price of Options

The exercise price of Options granted under the 2005 Plan shall be any price determined by the Compensation Committee, but may not be less than the fair market value of the common stock on the date of grant. The exercise price of Incentive Options shall not be less than 110% of the fair market value on the date of grant if the optionee owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

Price of Restricted Stock

The price, if any, to be paid by a recipient for Restricted Stock awarded under the 2005 Plan shall be determined by the Compensation Committee.

Payment of Exercise Price

Unless further limited by the Compensation Committee, the exercise price of an Option shall be paid solely in cash, by certified or cashier’s check, by money order, by personal check or by delivery of shares of common stock owned by the optionee for at least six months, or by a combination of the foregoing. If the exercise price is paid in whole or in part with shares of common stock, the value of the shares surrendered shall be their fair market value on the date received by the Company.

Restrictions on Transfer of Awards

No award granted under the 2005 Plan is transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of a participant, each award will be exercisable only by the participant or the guardian or legal representative of the participant.

Restrictions on Transfer of Restricted Stock

A participant may not sell, transfer, assign or pledge shares of Restricted Stock until the shares have vested.

Exercisability of Options

In granting Options, the Compensation Committee, in its sole discretion, may determine the terms and conditions under which the Options shall be exercisable.

The Compensation Committee also has the right, exercisable in its sole discretion, to accelerate the date on which all or any portion of an Option may be exercised or otherwise waive or amend any conditions in respect of all or a portion of the Options held by an optionee.

In the event of a Change in Control (as defined in the 2005 Plan), all Options outstanding at the time of the Change in Control will become immediately exercisable unless otherwise provided in the option agreement. In the event of a merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity, the Compensation Committee may provide for payment of cash or securities of the Company in satisfaction of the Options.

Vesting of Restricted Stock

In granting Restricted Stock awards, the Compensation Committee, in its sole discretion, may determine the terms and conditions under which the Restricted Stock awards shall vest.

The Compensation Committee also has the right, exercisable in its sole discretion, to accelerate the date on which Restricted Stock may vest or otherwise waive or amend any conditions in respect of a grant of Restricted Stock.

In the event of a Change in Control, all shares of Restricted Stock will vest unless the restricted stock agreement with the recipient specifies otherwise.

Terms of Performance Awards

In granting performance awards, the Compensation Committee may determine the target and maximum value of the performance award and the date or dates when performance awards are earned. However, for performance awards granted to the chief executive officer or the four most highly compensated officers of the Company other than the chief executive officer, the Compensation Committee may not grant performance awards after the earlier of:

•	90 days after the beginning of the performance period;

•	the date on which 25% of the performance period has elapsed; or

•	the date on which the satisfaction of the performance objectives becomes substantially certain.

Expiration of Options

The expiration date of an Option is determined by the Compensation Committee at the time of the grant.

If an optionee’s employment is terminated for cause, any Options held by the optionee terminate automatically and without notice. The 2005 Plan further provides that in most instances an Option must be exercised by the optionee within 30 days after the termination of an optionee’s employment with the Company (for any reason other than termination for cause, mental or physical disability or death), if and to the extent such Option was exercisable on the date of such termination.

Generally, if an optionee’s termination of employment is due to mental or physical disability, the optionee will have the right to exercise an Option (to the extent otherwise exercisable on the date of termination) for a period of one year from the date on which the optionee suffers the mental or physical disability. If an optionee dies while actively employed by the Company, an Option may be exercised (to the extent otherwise exercisable on the date of death) within one year of the date of the optionee’s death by the optionee’s legal representative or legatee. If the optionee dies following termination of employment, but within either the 30-day period described in the preceding paragraph, or during the one year period following termination due to disability, the employee’s beneficiary will have six months to exercise the option.

The Compensation Committee may extend the termination date of a Nonincentive Option to a date not later than the tenth anniversary of the date of the grant of the Option.

Expiration of Restricted Stock Awards

The requirements for vesting of Restricted Stock are determined by the Compensation Committee at the time of the grant.

If an employee’s employment is terminated before all of the Restricted Stock held by the employee has vested, the shares of Restricted Stock that have not vested shall be forfeited and any purchase price paid by the employee for the forfeited shares shall be returned to the employee. If other conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of the conditions established by the Compensation Committee, the shares of Restricted Stock shall be forfeited and any purchase price paid by the employee shall be returned to the employee.

Expiration of Performance Awards

The performance periods are determined by the Compensation Committee at the time of grant. If a participant’s employment is terminated due to death, disability or retirement before the end of a performance period, a proportional portion of the performance award, to the extent earned as a result of the full or partial achievement of the performance objectives during the performance period, will be paid after the end of the performance period. If a participant’s employment is terminated for any other reason, the participant shall not be entitled to any part of the performance award.

Term of the 2005 Plan

The 2005 Plan is of unlimited duration. However, no Incentive Options shall be granted on or after the tenth anniversary of the effective date of the 2005 Plan.

Adjustments

The 2005 Plan gives the Compensation Committee authority to make appropriate adjustments to the number of shares with respect to which Options may be granted, to the number of shares subject to outstanding Options and to the exercise price of outstanding Options in the event of a change in the capitalization of the Company, a distribution to stockholders other than regular cash dividends, a recapitalization resulting in a split-up or consolidation of shares or a share repurchase at a price in excess of the market price of the shares at the time the repurchase is announced.

Amendments

The Board may amend or modify the 2005 Plan at any time, subject to stockholder approval if required by applicable law or regulation or by applicable stock exchange rules; provided that the action may not impair the rights of a participant with respect to an outstanding award without the written consent of such participant.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options and awards pursuant to the 2005 Plan under the law as in effect on the date of this Proxy Statement. The rules governing the tax treatment of such options and awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary does not purport to cover all federal employment tax or other federal tax consequences associated with the 2005 Plan, nor does it address state, local or non-U.S. taxes.

Grants of Options

Under current tax laws, the grant of an Option will not be a taxable event to the optionee and the Company will not be entitled to a deduction with respect to the grant.

Exercise of Nonincentive Options and Subsequent Sale of Stock

Upon the exercise of a Nonincentive Option, an optionee will recognize ordinary income in the year of exercise equal to the excess of the then fair market value of the shares of common stock on the exercise date over the exercise price. The taxable income recognized upon exercise of a Nonincentive Option will be treated as compensation income subject to withholding and, subject to Section 162(m) of the Internal Revenue Code and the requirement of reasonableness, the Company will be entitled to deduct as a compensation expense an amount equal to the ordinary income an optionee recognizes with respect to such exercise. When common stock received upon the exercise of a Nonincentive Option subsequently is sold or exchanged in a taxable transaction, the holder thereof generally will recognize capital gain (or loss) equal to the difference between the total amount realized and the adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized in the year of exercise). The character of the gain or loss as long-term or short-term capital gain or loss will depend upon the holding period of the shares following exercise. Special tax rules apply when all or a portion of the exercise price of a Nonincentive Option is paid by the delivery of already owned shares.

Exercise of Incentive Options and Subsequent Sale of Stock

The exercise of an Incentive Option generally will not be a taxable event to the optionee and the Company will not be entitled to any deduction with respect to such exercise if the optionee does not dispose of the shares of common stock acquired upon the exercise of an Incentive Option until after the later of two years following the date of grant or one year following the date of exercise. A disposition within such period would be a “disqualifying disposition.” The surrender of shares of common stock acquired upon the exercise of an Incentive Option in payment of the exercise price of an Option or to satisfy any withholding requirements within the required holding period for incentive stock options under the Internal Revenue Code will be a disqualifying disposition of the surrendered shares. Upon any subsequent taxable non-disqualifying disposition of shares of common stock received upon exercise of an Incentive Option, the optionee generally will recognize long-term or short-term capital gain (or loss) equal to the difference between the total amount realized and the exercise price of the Incentive Option.

In the case of a disqualifying disposition, the optionee will recognize ordinary income in the year of the disqualifying disposition equal to the lower of (i) the excess of the amount realized over the exercise price or (ii) excess of the fair market value of the common stock at the time of the exercise over the exercise price and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by the optionee. In addition, the optionee will recognize on the disqualifying disposition, as long-term or short-term capital gain depending on the length of time the stock was held after the Option was exercised, the amount, if any, by which the amount realized in the disqualifying disposition exceeds the fair market value of the common stock at the time of the exercise. If, however, the sales price is less than the fair market value at the date of exercise, then the ordinary income recognized by the optionee is generally limited to the excess of the sales price over the option price. In both situations, the Company’s tax deduction is limited to the amount of ordinary income recognized by the optionee. Different consequences apply for an optionee subject to the alternative minimum tax, and special tax rules apply when all or a portion of the exercise price of an Incentive Option is paid by delivery of already owned shares.

Restricted Common Stock

Unless a recipient who receives Restricted Stock makes an election under Section 83(b) of the Internal Revenue Code, the recipient generally is not required to recognize ordinary income on the award of the Restricted

Stock. Instead, on the date the shares vest (i.e., become transferable and no longer subject to forfeiture), the recipient will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. If a recipient makes a Section 83(b) election, the recipient will recognize ordinary income on the date the shares are awarded. The amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the recipient will not be required to recognize additional ordinary income when the shares vest.

Any gain or loss recognized upon a subsequent disposition of the shares will be capital gain or loss. If, after making a Section 83(b) election, an employee forfeits any shares of Restricted Stock, the employee will realize a loss equal to the amount paid for the Restricted Stock, not the amount elected to be included as income at the time of grant. If, after making the election, an employee sells Restricted Stock, the employee will have a gain or loss equal to the difference between the total amount realized and the adjusted tax basis in the shares (the consideration paid for the shares, if any, plus the amount of ordinary income recognized as a result of the election).

Performance Shares

A recipient is not taxed upon the grant of performance shares. Upon receipt of the underlying shares, the recipient will be taxed at ordinary income tax rates on the current fair market value of stock received, and the Company will be entitled to a corresponding tax deduction. The recipient’s basis in any shares acquired pursuant to the settlement of performance shares will be equal to the amount of ordinary income on which the recipient was taxed and, upon subsequent disposition, any gain or loss will be capital gain or loss.

Section 162(m) Effect on Deductibility

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the company’s most highly paid executives, subject to an exception that would allow the deduction of certain performance-based compensation. The Options and Performance Awards granted under the 2005 Plan are intended to qualify as performance-based compensation that will not be subject to the $1 million limitation.

Withholding

The Company has the right to reduce the number of shares of common stock deliverable pursuant to the 2005 Plan by an amount having a fair market value equal to the minimum statutory amount necessary to satisfy all federal and state tax withholding requirements or to deduct a corresponding amount from any cash payment to be made pursuant to the 2005 Plan. The Compensation Committee may permit participants to satisfy all or a portion of the minimum statutory withholding requirement by having shares withheld from the award.

Parachute Payments

Under the so-called “golden parachute” provisions of the Internal Revenue Code, the accelerated vesting of Options, Restricted Stock, Performance Awards and benefits paid under any other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change of control, in excess of certain limits. If those limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional 20% federal tax and may be nondeductible to the Company.

AMENDMENT OF THE 2000 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN (ITEM 3)

On March 6, 2008, the Board approved an amendment to the Company’s 2000 Nonemployee Director Stock Option Plan (the “2000 Plan”) to increase the number of shares that may be issued under the 2000 Plan from 600,000 to 1,000,000 shares, subject to stockholder approval.

The Board of Directors of the Company unanimously recommends that you vote ’FOR” the proposed amendment to the 2000 Plan.

If the proposed amendment to the 2000 Plan is not approved by the Company’s stockholders, the 2000 Plan will remain in effect in its current form, subject to amendment from time to time by the Board in respects that do not constitute material amendments that require stockholder approval.

Discussion of the Proposed Amendment

The 2000 Plan currently provides for automatic grants to nonemployee directors of the company of (1) a stock option for 10,000 shares of the Company’s common stock on the date of a director’s first election as a director, (2) a stock option for 6,000 shares immediately after each annual meeting of stockholders of the Company and (3) 1,000 shares of restricted stock immediately after each Annual Meeting of Stockholders of the Company. The 2000 Plan also permits nonemployee directors to elect to receive options or restricted stock in lieu of all or part of the $24,000 annual director fee otherwise payable in cash.

The purpose of the 2000 Plan is to compensate nonemployee directors fairly for the time and effort they devote to the Company’s business and thereby enable the Company to attract and retain qualified directors. Only nonemployee directors of the Company are eligible to participate in the 2000 Plan. There are currently 7 nonemployee directors and will be 8 if the nominees identified in this Proxy Statement are elected by the stockholders.

No grants of any equity compensation awards have been made from the 400,000 incremental shares proposed to be added to the 2000 Plan. Since the inception of the 2000 Plan, options covering 440,724 shares of common stock and 37,714 shares of restricted stock have been granted to nonemployee directors. The amounts of future awards that may be made to nonemployee directors under the 2000 Plan will include the automatic grants described above and an undeterminable number of options or shares of restricted stock that will depend on the elections they make with respect to the $24,000 annual director fee.

As of March 7, 2008, 121,562 shares of common stock were available for future awards under the 2000 Plan. The total number of shares subject to awards made under the 2000 Plan was 75,496 in 2006 and 52,128 in 2007, and awards covering an estimated 80,000 shares will be made immediately after the 2008 Annual Meeting. Giving effect to those awards, there will be a total of approximately 40,000 shares of common stock available for future awards under the 2000 Plan, an amount that is insufficient to allow the automatic awards under the 2000 Plan in future years.

Summary of the 2000 Plan

The material features of the 2000 Plan (as proposed to be amended) are discussed below. The discussion is subject to, and is qualified in its entirety by, the full text of the 2000 Plan (as proposed to be amended), which is attached as Exhibit C to this Proxy Statement.

General

Purpose

The purpose of the 2000 Plan is to advance the interests of the Company by providing an incentive to attract and retain qualified directors for the Company through the encouragement of stock ownership in the Company through the granting of stock options or restricted stock.

Eligibility

Directors of the Company who are not employees of the Company or its subsidiaries are eligible to participate in the 2000 Plan.

Types of Awards

The 2000 Plan authorizes the granting to nonemployee directors of the Company of nonincentive stock options (“Options”) to purchase common stock of the Company and shares of restricted stock (“Restricted Stock”), which is common stock of the Company that is subject to forfeiture until it becomes vested.

Administration

The 2000 Plan is administered by the Compensation Committee. The Compensation Committee has the authority to interpret and adopt rules and regulations for carrying out the 2000 Plan. All decisions and acts of the Compensation Committee are final and binding on all participants under the 2000 Plan. If there is no Compensation Committee, the Board of Directors will administer the 2000 Plan.

Shares of Common Stock Subject to the 2000 Plan

A total of 1,000,000 shares of common stock (subject to adjustment as discussed below) may be issued under the 2000 Plan.

Granting of Options

Under the 2000 Plan, nonemployee directors automatically receive:

•	an Option for 10,000 shares of the Company’s common stock on the date of the director’s first election as a director, and

•	an Option for 6,000 shares of the Company’s common stock immediately after each annual meeting of stockholders of the Company.

The Compensation Plan permits nonemployee directors to elect to receive Options in lieu of all or part of the $24,000 annual director fee otherwise payable in cash. Each eligible director who makes such an election shall automatically be granted an Option for a number of shares of the Company’s common stock equal to:

•	the amount of the fee the eligible director elects to receive in the form of an Option, divided by

•	the fair market value of a share of the Company’s common stock on the date of grant, multiplied by

•	3, with the result rounded to the nearest whole share of common stock.

Option Price

The option price per share of Options granted under the 2000 Plan is the fair market value of the common stock on the date of grant.

Payment of Exercise Price

Unless further limited by the Compensation Committee, the option price of an Option shall be paid solely in cash, by certified or cashier’s check, by money order, by personal check or by delivery of shares of common stock owned by the optionee for at least six months, or by a combination of the foregoing. If the exercise price is paid in whole or in part with shares of common stock, the value of the shares surrendered shall be their fair market value on the date received by the Company.

Restrictions on Transfer of Options

No Option granted under the 2000 Plan is transferable other than by will or by the laws of descent and distribution. During the lifetime of an eligible director, each Option will be exercisable only by the director or the guardian or legal representative of the director.

Exercisability of Options

Options granted to an eligible director automatically upon the director’s first election as a director are exercisable on or after the date of grant. Options granted to an eligible director after an annual meeting of stockholders are exercisable six months after the date of grant.

Options granted to an eligible director in lieu of director fees otherwise payable in cash become exercisable on the last day of each calendar quarter after the date of grant (each, a “Payment Date”) in the number of shares equal to (a) the total number of shares subject to the Option divided by (b) the number of Payment Dates occurring after the date of grant and before the first anniversary of the most recent annual meeting of stockholders.

In the event of a Change in Control (as defined in the 2000 Plan), all Options outstanding at the time of the Change in Control will become immediately exercisable. In the event of a merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity, the Board of Directors or the Compensation Committee may provide for any or all of the following:

•	for Options to become immediately exercisable;

•	for exercisable Options to be cancelled immediately prior to the transaction;

•	for the assumption by the surviving entity of the 2000 Plan and the Options; or

•	for payment in cash or stock in lieu of and in complete satisfaction of Options.

Granting of Restricted Stock

Under the 2000 Plan, nonemployee directors automatically receive 1,000 shares of Restricted Stock immediately after each annual meeting of stockholders of the Company.

The Compensation Plan permits nonemployee directors to receive Restricted Stock in lieu of all or part of the $24,000 annual director fee otherwise payable in cash. Each eligible director who has made such an election shall automatically be granted a number of shares of Restricted Stock equal to:

•	the amount of the fee the eligible director elects to receive in the form of Restricted Stock, divided by

•	the fair market value of a share of the Company’s common stock on the date of grant, multiplied by

•	1.2, with the result rounded to the nearest whole share of common stock.

Restrictions on Transfer of Restricted Stock

A participant may not sell, transfer, assign or pledge shares of Restricted Stock until the shares have vested. Stock certificates representing the Restricted Stock shall either be held by the Company or delivered to the participant bearing a legend to restrict transfer of the certificate until the Restricted Stock has vested. At the time the Restricted Stock vests, a certificate for the vested shares will be delivered to the participant free of transfer restrictions.

Vesting of Restricted Stock

Restricted Stock granted to an eligible director after an annual meeting of stockholders vests six months after the date of grant.

The number of shares of Restricted Stock granted to an eligible director in lieu of director fees otherwise payable in cash that vest on each Payment Date is equal to (a) the number of shares granted divided by (b) the number of Payment Dates occurring after the date of grant and before the first anniversary of the most recent annual meeting of stockholders.

In the event of a Change in Control (as defined in the 2000 Plan), all shares of Restricted Stock will immediately vest. The Compensation Committee may in its discretion at any time accelerate vesting of Restricted Stock or otherwise waive or amend any conditions of a grant of Restricted Stock under the 2000 Plan.

Term of the 2000 Plan

The 2000 Plan is of unlimited duration.

Adjustments

In the event of an increase or decrease in the number of outstanding shares of common stock of the Company as a result of a stock dividend, recapitalization or stock split, combination or exchange of shares, the Compensation Committee shall make appropriate adjustments in the number and kind of shares subject to being granted under the 2000 Plan so that the same proportion of the Company’s issued and outstanding shares shall continue to be subject to issuance under the 2000 Plan upon the exercise of Options or as Restricted Stock.

Amendments

The Board of Directors may amend or modify the 2000 Plan in any respect at any time, subject to stockholder approval if required by applicable law or regulation or by applicable stock exchange rules.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options and awards pursuant to the 2000 Plan under the law as in effect on the date of this Proxy Statement. The rules governing the tax treatment of such options and awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary does not purport to cover all federal employment tax or other federal tax consequences associated with the 2000 Plan, nor does it address state, local or non-U.S. taxes.

Grants of Options and Restricted Stock

Under current tax laws, neither the grant of an Option nor the grant of Restricted Stock is a taxable event to the recipient and the Company is not entitled to a deduction.

Exercise of Options

Upon the exercise of an Option, an optionee will recognize ordinary income at the time of exercise equal to the excess of the then fair market value of the shares of common stock received over the exercise price.

Restricted Stock

Unless a director who receives Restricted Stock makes an election under Section 83(b) of the Internal Revenue Code, the director generally is not required to recognize ordinary income on the award of the Restricted Stock. Instead, on the date shares of Restricted Stock vest (i.e., become transferable and no longer subject to forfeiture), the director will be required to recognize ordinary income in an amount equal to the fair market value of such shares. If a director makes a proper election under Section 83(b) of the Internal Revenue Code, the director will recognize ordinary income on the date of grant in an amount equal to the fair market value of the shares (determined without regard to the vesting) on the date of grant. In such case, the director will not be required to recognize additional ordinary income when the shares vest.

Character of the Ordinary Income and the Company’s Deduction

The ordinary income recognized by an eligible director as described above is compensation paid by the Company to an independent contractor and thus is not subject to withholding or employment taxes. The Company will be entitled to a business expense (compensation) deduction in the same amount as the ordinary income recognized by an eligible director.

Sale of Stock Acquired Though the Exercise of an Option or Vesting of Restricted Stock

When the common stock received upon the exercise of an Option or the vesting of Restricted Stock subsequently is sold or exchanged in a taxable transaction, the holder generally will recognize capital gain (or loss) equal to the difference between (x) the sum of (i) the exercise price (in the case of an Option) of the shares sold plus (ii) the ordinary income recognized with respect to the shares sold, over (y) the sale price of the shares sold. Such gain (or loss) will be a capital gain (or loss) and will be long-term or short-term depending on how long the shares have been held after the date the Option was exercised or the Restricted Shares vested. If a director sells Restricted Stock after making a Section 83(b) election, the director will have a gain or loss equal to the difference between the total amount realized and the adjusted tax basis in the shares (the consideration paid for the shares, if any, plus the amount of ordinary income recognized as a result of the election). Special tax rules will apply if the option price for shares acquired by exercise of an Option is paid with previously owned shares.

RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM (ITEM 4)

The Audit Committee has selected KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. KPMG served as the Company’s independent accounting firm for 2007. Although the Audit Committee has the sole authority and responsibility to select and evaluate the performance of the independent accounting firm for the Company, the Board is requesting, as a matter of good corporate governance, that the Company’s stockholders ratify the selection of KPMG for 2008.

Ratification of the selection of KPMG requires the affirmative vote of a majority of the shares represented at the meeting in person or by proxy. If the stockholders do not ratify the selection of KPMG, the Audit Committee will reconsider the selection. However, because of the difficulty and expense of changing independent auditors at this point in the year, the selection of KPMG will probably be continued for 2008 in the absence of extraordinary reasons for making an immediate change. If the stockholders do ratify the selection of KPMG, the Audit Committee will retain the authority to make a change if warranted in its judgment.

Representatives of KPMG are expected to be present at the 2008 Annual Meeting of Stockholders, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Fees Paid to the Independent Registered Public Accounting Firm

The following table sets forth the fees billed by KPMG, the Company’s independent registered public accounting firm, during the last two fiscal years:

	2007	2006

Audit Fees	$898,500	$827,500
Audit-Related Fees	85,500	80,000
Tax Fees	30,500	33,000

TOTAL	$1,014,500	$940,500

Audit Fees are fees for professional services rendered by KPMG for the audit of the Company’s annual financial statements, audit of internal control over financial reporting, review of the Company’s quarterly financial statements or services normally provided in connection with statutory or regulatory filings.

Audit-Related Fees are fees for assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements. Services performed by KPMG in this category consisted of the audit of the Company’s benefit plans.

Tax Fees are fees for professional services rendered by KPMG for tax compliance, tax advice and tax planning. Services performed by KPMG in this category for 2007 included the review of the Company’s 2006 federal income tax return.

Each engagement of the independent registered public accounting firm to perform audit or non-audit services must be approved in advance by the Company’s Audit Committee or by its Chairman pursuant to delegated authority.

The Board of Directors of the Company unanimously recommends that you vote “FOR” the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2008.

OTHER BUSINESS (ITEM 5)

The Board knows of no other business to be brought before the Annual Meeting. However, if any other matters are properly presented, it is the intention of the persons named in the accompanying proxy to take such action as in their judgment is in the best interest of the Company and its stockholders.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Stockholder proposals must be received by the Company at its principal executive offices no later than November 7, 2008 to be considered for inclusion in the Company’s proxy statement and form of proxy for the 2009 Annual Meeting of Stockholders.

Under the Company’s Bylaws, written notice (containing the information required by the Bylaws) of any stockholder proposal for action at an annual meeting of stockholders (whether or not proposed for inclusion in the Company’s proxy materials) must be received by the Company at its principal executive offices not less than 90 nor more than 120 days prior to the anniversary date of the prior year’s annual meeting of stockholders and must be a proper subject for stockholder action.

BY ORDER OF THE BOARD OF DIRECTORS

Thomas G. Adler
Secretary

March 7, 2008
Houston, Texas

EXHIBIT A

KIRBY CORPORATION

CRITERIA FOR THE SELECTION OF DIRECTORS

Criteria Applicable to the Board of Directors and Committees:

1. The Board and its Committees must satisfy the independence requirements of applicable law and the New York Stock Exchange.

2. The Board should have diverse experience at management or policy-making levels in areas relevant to Kirby’s business.

3. A sufficient number of directors must have the requisite expertise to enable the Audit Committee as a whole to satisfy the requirements of applicable securities laws, rules and regulations and New York Stock Exchange standards.

Criteria to be Considered in Evaluating the Qualifications of Individual Director Candidates:

1. Reputation for character and integrity.

2. Business or professional experience.

3. Understanding of the marine transportation business, the chemical and refining business, the diesel engine services business and corporate strategy and finance, particularly for public companies.

4. Understanding of the responsibilities of directors of public companies.

5. Willingness to commit sufficient time to Kirby’s business.

6. The number of other boards and board committees on which a person serves.

7. Independence of any particular constituency and the ability to represent the interests of all stockholders of Kirby rather than a particular interest group.

A-1

EXHIBIT B

KIRBY CORPORATION

2005 STOCK AND INCENTIVE PLAN

ARTICLE I

GENERAL

Section 1.1.  Purpose.  The purpose of this Plan is to advance the interests of Kirby Corporation, a Nevada corporation (the “Company”), by providing an additional incentive to attract and retain qualified and competent employees for the Company and its subsidiaries, upon whose efforts and judgment the success of the Company is largely dependent, through the award of (i) Options to purchase shares of Common Stock (which Options may be Incentive Stock Options or Nonincentive Stock Options); (ii) shares of Restricted Stock; and (iii) Performance Awards.

Section 1.2.  Definitions.  As used herein, the following terms shall have the meaning indicated:

(a) “Award” means a grant under this Plan in the form of Options, Restricted Stock, Performance Awards or any combination of the foregoing.

(b) “Board” means the Board of Directors of the Company.

(c) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly, of voting securities representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding voting securities;

(ii) The Board ceases to consist of a majority of Continuing Directors, with the term “Continuing Director” meaning a Director who (A) is a Director on the effective date of the Plan or (B) is nominated or appointed to serve as a Director by a majority of the then Continuing Directors;

(iii) The stockholders of the Company approve (A) any consolidation or merger of the Company or any Subsidiary that results in the holders of the Company’s voting securities immediately prior to the consolidation or merger having (directly or indirectly) less than a majority ownership interest in the outstanding voting securities of the surviving entity immediately after the consolidation or merger, (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company;

(iv) The stockholders of the Company accept a share exchange, with the result that stockholders of the Company immediately before such share exchange do not own, immediately following such share exchange, at least a majority of the voting securities of the entity resulting from such share exchange in substantially the same proportion as their ownership of the voting securities outstanding immediately before such share exchange; or

(v) Any tender or exchange offer is made to acquire thirty percent (30%) or more of the voting securities of the Company, other than an offer made by the Company, and shares are acquired pursuant to that offer.

For purposes of this definition, the term “voting securities” means equity securities, or securities that are convertible or exchangeable into equity securities, that have the right to vote generally in the election of Directors.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means the Compensation Committee, if any, appointed by the Board.

(f) “Date of Grant” means the date on which the Committee takes formal action to grant an Award to an Eligible Person or such later date as may be specified by the Committee when approving the Award.

(g) “Director” means a member of the Board.

(h) “Disability” means mental or physical disability as determined by a medical doctor satisfactory to the Committee.

(i) “Eligible Person” means an employee of the Company or a Subsidiary.

(j) “Existing Plan” means the 2005 Stock and Incentive Plan as approved by the stockholders of the Company on April 26, 2005 and as amended by the Board on January 22, 2007.

(k) “Fair Market Value” of a Share means the closing price on the New York Stock Exchange on the day of reference. If the Shares are not listed for trading on the New York Stock Exchange, the Fair Market Value on the date of reference shall be determined by any fair and reasonable means prescribed by the Committee.

(l) “Incentive Stock Option” means an option that is an incentive stock option as defined in Section 422 of the Code.

(m) “Nonincentive Stock Option” means an option that is not an Incentive Stock Option.

(n) “Option” means any option granted under this Plan.

(o) “Optionee” means a person to whom a stock option is granted under this Plan or any successor to the rights of such person under this Plan by reason of the death of such person.

(p) “Participant” means a person to whom an Award is granted under the Plan.

(q) “Performance Award” means an Award granted pursuant to Article IV.

(r) “Performance Objectives” means the objectives established by the Committee pursuant to Section 4.1(b).

(s) “Performance Period” means the period over which the performance of a holder of a Performance Award is measured.

(t) “Plan” means this Kirby Corporation 2005 Stock and Incentive Plan.

(u) “Restricted Stock” means Shares granted under this Plan that are subject to restrictions imposed by the Committee pursuant to Article III.

(v) “Restricted Stock Award” means an award of Restricted Stock under this Plan.

(w) “Section 162(m) Participant” means each Participant who would be a “covered employee” under Section 162(m) of the Code.

(x) “Share” means a share of the common stock, par value ten cents ($0.10) per share, of the Company.

(y) “Subsidiary” means any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Section 1.3.  Total Shares and Limitations.

(a) The maximum number of Shares that may be issued under the Plan shall be Three Million (3,000,000) Shares, which may be from Shares held in the Company’s treasury or from authorized and unissued Shares. If any Award granted under the Plan shall terminate, expire or be cancelled or surrendered as to any Shares, or the Award is paid in cash in lieu of Shares, the Shares that were subject to such Award shall not count against the above limit and shall again be available for grants under the Plan. Shares equal in number to the Shares surrendered in payment of the option price of an Option and Shares that are withheld in order to satisfy federal, state or local tax liability, shall not count against the above limit and shall be available for grants under the Plan. All Share numbers in the Plan reflect the 2-for-1 split of the common stock of the Company effected on May 31, 2006.

(b) The maximum aggregate number of Shares that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall be 1,000,000.

(c) The maximum number of Shares that may be issued to any Participant pursuant to the exercise of Options during any calendar year shall be 500,000.

(d) The maximum number of Shares that may be issued to any Participant pursuant to any Performance Award during the term of the Plan shall be 400,000.

(e) The maximum amount of cash that may be paid to any Participant pursuant to any Performance Award during any calendar year shall be $3,000,000.

Section 1.4.  Awards Under the Plan.

(a) Only Eligible Persons may receive awards under the Plan. Awards to Eligible Persons may be in the form of (i) Options; (ii) shares of Restricted Stock; (iii) Performance Awards; or (iv) any combination of the foregoing. No Award shall confer on any person any right to continue as an employee of the Company or any Subsidiary.

(b) Each Award shall be evidenced by an agreement containing any terms deemed necessary or desirable by the Committee that are not inconsistent with the Plan or applicable law.

ARTICLE II

STOCK OPTIONS

Section 2.1.  Grant of Options.  The Committee may from time to time grant Options to Eligible Persons. Options may be Incentive Stock Options or Nonincentive Stock Options as designated by the Committee on or before the Date of Grant. If no such designation is made by the Committee for an Option, the Option shall be a Nonincentive Stock Option. The aggregate Fair Market Value (determined as of the Date of Grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan and all such plans of the Company and any parent or subsidiary of the Company (as defined in Section 424 of the Code) shall not exceed $100,000.

Section 2.2.  Exercise Price.  The exercise price per Share for any Option shall be determined by the Committee, but shall not be less than the Fair Market Value on the Date of Grant and shall not be less than 110% of the Fair Market Value on the Date of Grant for any Incentive Stock Option if the Optionee is a person who owns directly or indirectly (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

Section 2.3.  Term of Option.  The term of an Option shall be determined by the Committee, provided that, in the case of an Incentive Stock Option, if the grant is to a person who owns directly or indirectly (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the term of the Option shall not exceed five years from the Date of Grant. Notwithstanding any other provision of this Plan, no Option shall be exercised after the expiration of its term.

Section 2.4.  Vesting.  Options shall be exercisable at such times and subject to such terms and conditions as the Committee shall specify in the option agreement. Unless the option agreement specifies otherwise, the Committee shall have discretion at any time to accelerate such times and otherwise waive or amend any conditions in respect of all or any portion of any Options. Notwithstanding the other provisions of this Section 2.4 and unless otherwise provided in the option agreement, upon the occurrence of a Change in Control, all Options outstanding at the time of the Change in Control shall become immediately exercisable.

Section 2.5.  Termination of Options.

(a) Except as otherwise provided in the option agreement, the portion of an Option that is exercisable shall automatically and without notice terminate upon the earliest to occur of the following:

(i) thirty (30) days after the date on which the Optionee ceases to be an Employee for any reason other than (x) death, (y) Disability or (z) termination for cause;

(ii) one (1) year after the date on which the Optionee ceases to be an Employee as a result of a Disability;

(iii) either (y) one (1) year after the death of the Optionee or (z) six (6) months after the death of the Optionee if the Optionee dies during the 30-day period described in Section 2.5(a)(i) or the one-year period described in Section 2.5(a)(ii);

(iv) the date on which the Optionee ceases to be an Employee as a result of a termination for cause; and

(v) the tenth anniversary of the Date of Grant of the Option.

(b) The portion of an Option that is not exercisable shall automatically and without notice terminate on the date on which the Optionee ceases to be an Employee for any reason.

(c) The Committee shall have discretion at any time to extend the term of any Nonincentive Stock Option to any date that is not later than the date described in Section 2.5(a)(v).

Section 2.6.  Exercise of Options.  An Option may be exercised in whole or in part to the extent exercisable in accordance with Section 2.4 and the option agreement. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option and (ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been made. Unless further limited by the Committee for any Option, the exercise price of any Shares purchased shall be paid solely in cash, by certified or cashier’s check, by money order, by personal check or with Shares owned by the Optionee for at least six months, or by a combination of the foregoing. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date received by the Company.

Section 2.7.  Corporate Transactions.

(a) In the event of a merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity, the Board or the Committee may provide for payment in cash or in securities of the Company or the surviving entity in lieu of and in complete satisfaction of Options.

(b) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

(c) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

Section 2.8.  Issuance of Shares.  No person shall be, or have any of the rights or privileges of, a stockholder of the Company with respect to any of the Shares subject to any Option unless and until such Shares (whether represented by certificates or in book-entry or other electronic form) shall have been issued and delivered to such person.

ARTICLE III

RESTRICTED STOCK

Section 3.1.  Grant of Restricted Stock Awards.  The Committee may from time to time grant Restricted Stock Awards to Eligible Persons.

Section 3.2.  Terms and Conditions of Restricted Stock Awards.  Each Restricted Stock Award shall specify the number of shares of Restricted Stock awarded, the price, if any, to be paid by the Participant receiving the Restricted Stock Award, the date or dates on which the Restricted Stock will vest and any other terms and conditions that the Committee may determine. The vesting and number of shares of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or its Subsidiaries or upon the attainment of any performance goals established by the Committee, including without limitation goals related to the performance of the Company or any Subsidiary, division, department or other unit of the Company, the performance of the Company’s common stock or other securities, the performance of the recipient of the Restricted Stock Award or any combination of the foregoing.

Section 3.3.  Restrictions on Transfer.  Unless otherwise provided in the grant relating to a Restricted Stock Award, the Restricted Stock granted to a Participant (whether represented by certificates or in book-entry or other electronic form) shall be registered in the Participant’s name or, at the option of the Committee, not issued until such time as the Restricted Stock shall become vested or as otherwise determined by the Committee. If certificates are issued prior to the shares of Restricted Stock becoming vested, such certificates shall either be held by the Company on behalf of the Participant, or delivered to the Participant bearing a legend to restrict transfer of the certificate until the Restricted Stock has vested, as determined by the Committee. The Committee shall determine whether the Participant shall have the right to vote and/or receive dividends on the Restricted Stock before it has vested. Except as may otherwise be expressly permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned or pledged by the Participant until such share has vested in accordance with the terms of the Restricted Stock Award. Unless the grant of a Restricted Stock Award specifies otherwise, in the event that a Participant ceases to be an Employee before all the Participant’s Restricted Stock has vested, or in the event other conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award agreement, the shares of Restricted Stock that have not vested shall be forfeited and any purchase price paid by the Participant for the forfeited Shares shall be returned to the Participant. At the time Restricted Stock vests (and, if the Participant has been issued legended certificates for Restricted Stock, upon the return of such certificates to the Company), such vested shares shall be issued to the Participant (or the beneficiary designated by the Participant in the event of death), in certificated or book entry or other electronic form, free of all restrictions.

Section 3.4.  Accelerated Vesting.  Notwithstanding the vesting conditions set forth in a Restricted Stock Award, unless the Restricted Stock Award grant or other agreement with the Participant specifies otherwise:

(a) the Committee may in its discretion at any time accelerate the vesting of Restricted Stock or otherwise waive or amend any conditions of a grant of a Restricted Stock Award, and

(b) all shares of Restricted Stock shall vest upon a Change in Control of the Company.

Section 3.5.  Section 83(b) Election.  If a Participant receives Restricted Stock that is subject to a “substantial risk of forfeiture,” such Participant may elect under Section 83(b) of the Code to include in his or her gross income, for the taxable year in which the Restricted Stock is received, the excess of the Fair Market Value of such Restricted Stock on the Date of Grant (determined without regard to any restriction other than one which by its terms will never lapse), over the amount paid for the Restricted Stock. If the Participant makes the Section 83(b) election, the Participant shall (a) make such election in a manner that is satisfactory to the Committee, (b) provide the Company with a copy of such election, (c) agree to notify the Company promptly if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election and (d) agree to such federal and state income tax withholding as the Committee may reasonably require in its sole discretion.

ARTICLE IV

PERFORMANCE AWARDS

Section 4.1.  Terms and Conditions of Performance Awards.  The Committee may from time to time grant Awards that are intended to be “performance-based compensation,” which are payable in stock, cash or a combination thereof, at the discretion of the Committee.

(a) Performance Period.  The Committee shall establish a Performance Period for each Performance Award at the time such Performance Award is granted. A Performance Period may overlap with Performance Periods relating to other Performance Awards granted hereunder to the same Participant. The Committee shall not grant Performance Awards to Section 162(m) Participants after the earliest to occur of (i) the 90th day after the start of the Performance Period, (ii) the date on which 25% of the Performance Period has elapsed or (iii) the date on which the satisfaction of the Performance Objectives becomes substantially certain.

(b) Performance Objectives.  The Committee shall establish written performance objectives for the Participant at the time of the grant of each Performance Award. Each Performance Award shall be contingent upon the achievement of the Performance Objectives established by the Committee. Performance Objectives shall be based on earnings, cash flow, economic value added, total stockholder return, return on equity, return on capital, return on assets, revenues, operating profit, EBITDA, net profit, earnings per share, stock price, cost reduction goals, debt to capital ratio, financial return ratios, profit or operating margins, working capital or other comparable objective tests selected by the Committee, or any combination of the foregoing, for the Company on a consolidated basis or, if applicable, for one or more Subsidiaries, divisions, departments or other units of the Company or one or more of its Subsidiaries.

(c) Amount; Frequency.  The Committee shall determine at the time of grant of Performance Awards the target and maximum values of Performance Awards and the date or dates when Performance Awards are earned.

(d) Payment.  Following the end of each Performance Period, the holder of each Performance Award will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, based on the achievement of the Performance Objectives for such Performance Period, as determined in writing by the Committee. Unless otherwise provided in the Performance Award, if the Participant exceeds the specified minimum level of acceptable achievement but does not attain the Performance Objectives, the Participant shall be deemed to have partly earned the Performance Award, and shall become entitled to receive a portion of the total award, as determined by the Committee. Unless otherwise provided in the Performance Award, if a Performance Award is granted after the start of a Performance Period, the Performance Award shall be reduced to reflect the portion of the Performance Period during which the Performance Award was in effect.

(e) Termination of Employment.  Unless otherwise provided in the Performance Award, a Participant who receives a Performance Award and who ceases to be an Employee as a result of death, Disability or retirement before the end of the applicable Performance Period shall be entitled to receive, to the extent earned as a result of the full or partial achievement of the Performance Objectives during the Performance Period, a portion of the Performance Award that is proportional to the portion of the Performance Period during which the Participant was employed, with payment to be made following the end of the Performance Period. Unless otherwise provided in the Performance Award, a Participant who receives a Performance Award who ceases to be an Employee for any reason other than death, Disability or retirement shall not be entitled to any part of the Performance Award unless the Committee determines otherwise.

(f) Accelerated Vesting.  Notwithstanding the vesting conditions set forth in a Performance Award, unless the Performance Award specifies otherwise (i) the Committee may in its discretion at any time accelerate the time at which the Performance Award is considered to have been earned or otherwise waive or amend any conditions (including but not limited to Performance Objectives) in respect of a Performance Award, and (ii) all Performance Awards shall be considered earned upon a Change in Control of the Company. In addition, upon a Change in Control of the Company, unless a Performance Award specifies otherwise, each Participant shall receive the target Performance Award such Participant could have earned for the proportionate part of the Performance Period prior to the Change in Control, and shall retain the right to earn any additional portion of his or her Performance Award if such Participant remains in the Company’s employ through the end of the Performance Period.

(g) Stockholder Rights.  The holder of a Performance Award shall, as such, have none of the rights of a stockholder of the Company.

ARTICLE V

ADDITIONAL PROVISIONS

Section 5.1.  Administration of the Plan.  The Plan shall be administered by the Committee. The Committee shall have the authority to interpret the provisions of the Plan, to adopt such rules and regulations for carrying out the Plan as it may deem advisable, to decide conclusively all questions arising with respect to the Plan, to establish performance criteria in respect of Awards under the Plan, to determine whether Plan requirements have been met for any Participant in the Plan and to make all other determinations and take all other actions necessary or desirable for the administration of the Plan. All decisions and acts of the Committee shall be final and binding upon all affected Participants. If there is no Committee, the Board shall administer the Plan and in such case all references to the Committee shall be deemed to be references to the Board.

Section 5.2.  Adjustments for Changes in Capitalization.  In the event of any (a) stock dividends, stock splits, recapitalizations, combinations, exchanges of shares, mergers, consolidations, liquidations, split-ups, split-offs, spin-offs or other similar changes in capitalization, (b) distributions to stockholders, including a rights offering, other than regular cash dividends, (c) changes in the outstanding stock of the Company by reason of any increase or decrease in the number of issued Shares resulting from a split-up or consolidation of Shares or any similar capital adjustment or the payment of any stock dividend, (d) Share repurchase at a price in excess of the market price of the Shares at the time such repurchase is announced or (e) other similar increase or decrease in the number of the Shares, the Committee, in its sole discretion, shall make appropriate adjustment in the number and kind of shares authorized by the Plan (including the numbers of Shares specified in Section 1.3(b) and (c)), in the number, price or kind of shares covered by the Awards and in any outstanding Awards under the Plan. In the event of any adjustment in the number of Shares covered by any Award, any fractional Shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full Shares resulting from such adjustment.

Section 5.3.  Amendment.

(a) The Board may amend or modify the Plan in any respect at any time, subject to stockholder approval if required by applicable law or regulation or by applicable stock exchange rules. Such action shall not impair any of the rights of any Participant with respect to any Award outstanding on the date of the amendment or modification without the Participant’s written consent.

(b) The Committee shall have the authority to amend any Award to include any provision which, at the time of such amendment, is authorized under the terms of the Plan; however, no outstanding Award may be revoked or altered in a manner unfavorable to the Participant without the written consent of the Participant.

Section 5.4.  Transferability of Awards.  An Award shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution. So long as a Participant lives, only such Participant or his or her guardian or legal representative shall have the right to exercise such Award.

Section 5.5.  Beneficiary.  A Participant may file with the Company a written designation of beneficiary, on such form as may be prescribed by the Committee, to receive any Shares, Awards or payments that become deliverable to the Participant pursuant to the Plan after the Participant’s death. A Participant may, from time to time, amend or revoke a designation of beneficiary. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

Section 5.6.  Non-uniform Determinations.  Determinations by the Committee under the Plan (including, without limitation, determinations of the Eligible Persons to receive Awards, the form, amount and timing of Awards, the terms and provisions of Awards and the agreements evidencing Awards and provisions with respect to termination of employment) need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

Section 5.7.  Duration and Termination.  The Plan shall be of unlimited duration, provided that no Incentive Stock Option shall be granted under the Plan on or after the tenth anniversary of the effective date of the Plan. The Board may suspend, discontinue or terminate the Plan at any time. Such action shall not impair any of the rights of any holder of any Award outstanding on the date of the Plan’s suspension, discontinuance or termination without the holder’s written consent.

Section 5.8.  Withholding.  Prior to the issuance of any Shares under the Plan, arrangements satisfactory to the Committee in its sole discretion shall have been made for the Participant’s payment to the Company of the amount, if any, that the Committee determines to be necessary for the Company or Subsidiary employing the Participant to withhold in accordance with applicable federal or state income tax withholding requirements. If the Committee allows Shares to be withheld from an Award to satisfy such withholding requirements, the amount withheld in Shares shall not exceed the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. When payments under the Plan are made in cash, such payments shall be net of an amount sufficient to satisfy such withholding requirements.

Section 5.9.  Agreements and Undertakings.  As a condition of any issuance or transfer of Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of the Plan, any agreement or any law or regulation including, but not limited to, the following:

(a) a representation, warranty or agreement by the Participant to the Company that the Participant is acquiring the Shares for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

(b) a representation, warranty or agreement to be bound by any restrictions that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares.

Section 5.10.  Uncertificated Shares.  In lieu of issuing stock certificates for Shares acquired pursuant to the Plan, the Company may issue such Shares in book-entry or other electronic or uncertificated form, unless prohibited by applicable law or regulation or by applicable stock exchange rules.

Section 5.11.  Governing Law.  The Plan shall be governed by the laws of the State of Texas except to the extent that federal law or Nevada corporate law is controlling.

Section 5.12.  Effective Date.  The effective date of the Existing Plan was April 26, 2005. The Plan amends and restates the Existing Plan in its entirety. Such amendment and restatement was effective upon approval by the stockholders of the Company on April 22, 2008.

EXHIBIT C

KIRBY CORPORATION

2000 NONEMPLOYEE DIRECTOR STOCK PLAN

ARTICLE I

GENERAL

Section 1.1.  Purpose.  The purpose of this Plan is to advance the interests of Kirby Corporation, a Nevada corporation (the “Company”), by providing an additional incentive to attract and retain qualified and competent directors, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

Section 1.2.  Definitions.  As used herein, the following terms shall have the meaning indicated:

(a) “Award” means a grant under this Plan in the form of an Option or Restricted Stock.

(b) “Board” means the Board of Directors of the Company.

(c) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly, of voting securities representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding voting securities or, if a person is the beneficial owner, directly or indirectly, of voting securities representing thirty percent (30%) or more of the combined voting power of the Company’s outstanding voting securities as of the date a particular Award is granted, such person becomes the beneficial owner, directly or indirectly, of additional voting securities representing ten percent (10%) or more of the combined voting power of the Company’s then outstanding voting securities;

(ii) During any period of twelve (12) months, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority of the Directors unless the election, or the nomination for election by the Company’s stockholders, of each new Director was approved by a vote of at least a majority of the Directors then still in office who were Directors at the beginning of the period;

(iii) The stockholders of the Company approve (A) any consolidation or merger of the Company or any Subsidiary that results in the holders of the Company’s voting securities immediately prior to the consolidation or merger having (directly or indirectly) less than a majority ownership interest in the outstanding voting securities of the surviving entity immediately after the consolidation or merger, (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company;

(iv) The stockholders of the Company accept a share exchange, with the result that stockholders of the Company immediately before such share exchange do not own, immediately following such share exchange, at least a majority of the voting securities of the entity resulting from such share exchange in substantially the same proportion as their ownership of the voting securities outstanding immediately before such share exchange; or

(v) Any tender or exchange offer is made to acquire thirty percent (30%) or more of the voting securities of the Company, other than an offer made by the Company, and shares are acquired pursuant to that offer.

For purposes of this definition, the term “voting securities” means equity securities, or securities that are convertible or exchangeable into equity securities, that have the right to vote generally in the election of Directors.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means the Compensation Committee, if any, appointed by the Board.

(f) “Compensation Plan” means the written plan or program in effect from time to time, as approved by the Board, which sets forth the compensation to be paid to Eligible Directors.

(g) “Date of Grant” means the date on which an Option or Restricted Stock is granted to an Eligible Director.

(h) “Director” means a member of the Board.

(i) “Eligible Director” means a Director who is not an employee of the Company or a Subsidiary.

(j) “Existing Plan” means the 2000 Nonemployee Director Stock Option Plan, as amended by the Board on January 27, 2004 and approved by the stockholders of the Company on April 27, 2004, and as further amended by the Board effective April 26, 2005 and January 22, 2007.

(k) “Fair Market Value” of a Share means the closing price on the New York Stock Exchange on the day of reference. If the Shares are not listed for trading on the New York Stock Exchange, the Fair Market Value on the date of reference shall be determined by any fair and reasonable means prescribed by the Committee.

(l) “Nonincentive Stock Option” means an option that is not an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

(m) “Option” means any option granted under this Plan.

(n) “Optionee” means a person to whom a stock option is granted under this Plan or any successor to the rights of such person under this Plan by reason of the death of such person.

(o) “Payment Date” means the last day of a calendar quarter.

(p) “Plan” means this 2000 Nonemployee Director Stock Plan for Kirby Corporation, as amended from time to time.

(q) “Restricted Stock” means Shares granted under this Plan that are subject to restrictions described in Article III and the Compensation Plan.

(r) “Share” means a share of the common stock, par value ten cents ($0.10) per share, of the Company.

(s) “Subsidiary” means any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.3.  Total Shares.  The maximum number of Shares that may be issued under this Plan shall be One Million (1,000,000) Shares, which may be from Shares held in the Company’s treasury or from authorized and unissued Shares. If any Award granted under the Plan shall terminate, expire or be cancelled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares or such Shares may thereafter be issued as Restricted Stock. All Share numbers in the Plan reflect the 2-for-1 split of the common stock of the Company effected on May 31, 2006.

ARTICLE II

STOCK OPTIONS

Section 2.1.  Automatic Grant of Options.  Options shall automatically be granted to Eligible Directors as provided in Sections 2.2, 2.3 and 2.4. All Options shall be Nonincentive Stock Options. Each Option shall be evidenced by an option agreement containing such terms deemed necessary or desirable by the Committee that are not inconsistent with the Plan or any applicable law. Neither the Plan nor any Option shall confer upon any person any right to continue to serve as a Director.

Section 2.2.  Automatic One-Time Grant.  Each Eligible Director shall automatically be granted an Option for TEN THOUSAND (10,000) Shares on the date of such Eligible Director’s first election as a Director.

Section 2.3.  Automatic Annual Grants.  Immediately after each annual meeting of stockholders of the Company, each Eligible Director shall automatically be granted an Option for SIX THOUSAND (6,000) Shares.

Section 2.4.  Election to Receive Options.  If the Compensation Plan permits Eligible Directors to elect to receive an Option in lieu of all or part of Director fees otherwise payable in cash, each Eligible Director who has properly and timely made such election as provided in the Compensation Plan shall automatically be granted an Option for a number of Shares equal to (i) the amount of the fee such Eligible Director elects to receive in the form of an Option divided by (ii) the Fair Market Value of a Share on the Date of Grant multiplied by (iii) 3, with the result rounded to the nearest whole Share.

Section 2.5.  Option Price.  The option price per Share for any Option shall be the Fair Market Value on the Date of Grant.

Section 2.6.  Date of Grant.

(a) The Date of Grant of an Option granted under Section 2.2 shall be the date of the Eligible Director’s first election as a Director.

(b) The Date of Grant of an Option granted under Section 2.3 shall be the date of the annual meeting of stockholders of the Company to which the grant relates.

(c) The Date of Grant of an Option granted under Section 2.4 shall be the date of the next annual meeting of stockholders after the election by the Eligible Director pursuant to the Compensation Plan to receive the Option in lieu of cash fees, except that, for an Eligible Director elected between annual stockholder meetings, the Date of Grant shall be the date of his or her election as a Director.

Section 2.7.  Vesting.

(a) An Option granted under Section 2.2 shall be exercisable on or after the Date of Grant.

(b) An Option granted under Section 2.3 shall become exercisable six months after the Date of Grant.

(c) An Option granted under Section 2.4 shall become exercisable on the Payment Date(s) following the Date of Grant as provided in this Section 2.7(c). The number of Shares as to which an Option granted under Section 2.4 will become exercisable on each Payment Date after the Date of Grant shall equal the number of Shares subject to the Option divided by the number of Payment Dates occurring after the Date of Grant and before the first anniversary of the most recent annual meeting of stockholders of the Company.

(d) Notwithstanding the other provisions of this Section 2.7, (i) an Option shall only become exercisable as provided in this Section 2.7 if the Optionee is a Director at the time the Option would otherwise become exercisable and (ii) upon the occurrence of a Change in Control, all Options outstanding at the time of the Change in Control shall become immediately exercisable.

Section 2.8.  Term of Options.  The portion of an Option that is exercisable shall automatically and without notice terminate upon the earlier of (a) one (1) year after the Optionee ceases to be a Director for any reason or (b) ten (10) years after the Date of Grant of the Option. The portion of an Option that is not exercisable shall automatically and without notice terminate at the time the Optionee ceases to be a Director for any reason.

Section 2.9.  Exercise of Options.  Any Option may be exercised in whole or in part to the extent exercisable in accordance with Section 2.7. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option and (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made. Unless further limited by the Committee in any Option, the option price of any Shares purchased shall be paid solely in cash, by certified or cashier’s check, by money order, by personal check or with Shares owned by the Optionee for at least six months, or by a combination of the foregoing. If the option price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date received by the Company.

Section 2.10.  Adjustment of Shares.

(a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split, combination or exchange of Shares, then and in such event:

(i) appropriate adjustment shall be made in the maximum number of Shares then subject to being optioned under the Plan, and the numbers of Options to be granted under Sections 2.2, 2.3 and 2.4, so that the same proportion of the Company’s issued and outstanding Shares shall continue to be subject to being so optioned, and

(ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same proportion of the Company’s issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

(b) In the event of a merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity, the Board or the Committee may provide for any or all of the following alternatives: (i) for Options to become immediately exercisable, (ii) for exercisable Options to be cancelled immediately prior to such transaction, (iii) for the assumption by the surviving entity of the Plan and the Options, with appropriate adjustments in the number and kind of shares and exercise prices or (iv) for payment in cash or stock in lieu of and in complete satisfaction of Options.

(c) Any fractional shares resulting from any adjustment under this Section 2.10 shall be disregarded and each Option shall cover only the number of full shares resulting from such adjustment.

(d) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

(e) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

Section 2.11.  Transferability of Options.  Each Option shall provide that such Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution and that so long as an Optionee lives, only such Optionee or his guardian or legal representative shall have the right to exercise such Option.

Section 2.12.  Issuance of Shares.  No person shall be, or have any of the rights or privileges of, a stockholder of the Company with respect to any of the Shares subject to any Option unless and until such Shares (whether in certificated or in book entry or other electronic form) shall have been issued and delivered to such person. As a condition of any transfer of Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of the Plan, any agreement or any law or regulation including, but not limited to, the following:

(a) a representation, warranty or agreement by the Optionee to the Company, at the time any Option is exercised, that the Optionee is acquiring the Shares for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

(b) a representation, warranty or agreement to be bound by any restrictions that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares.

ARTICLE III

RESTRICTED STOCK

Section 3.1.  Automatic Grants of Restricted Stock.  Restricted Stock shall automatically be granted to Eligible Directors as provided in Sections 3.2 and 3.3. Each Restricted Stock grant shall be evidenced by an agreement containing such terms deemed necessary or desirable by the Committee that are not inconsistent with the Plan or any applicable law. No grant of Restricted Stock shall confer upon any person any right to continue to serve as a Director.

Section 3.2.  Automatic Annual Grants.  Immediately after each annual meeting of stockholders of the Company, each Eligible Director shall automatically be granted ONE THOUSAND (1,000) shares of Restricted Stock.

Section 3.3.  Election to Receive Restricted Stock.  If the Compensation Plan permits Eligible Directors to elect to receive Restricted Stock in lieu of all or part of Director fees otherwise payable in cash, each Eligible Director who has properly and timely made such election as provided in the Compensation Plan shall automatically be granted a number of Shares of Restricted Stock equal to (i) the amount of the fee such Eligible Director elects to receive in the form of Restricted Stock divided by (ii) the Fair Market Value of a Share on the Date of Grant multiplied by (iii) 1.2, with the result rounded to the nearest whole Share.

Section 3.4.  Date of Grant.

(a) The Date of Grant of Restricted Stock granted under Section 3.2 shall be the date of the annual meeting of stockholders of the Company to which the grant relates.

(b) The Date of Grant of Restricted Stock granted under Section 3.3 shall be the date of the next annual meeting of stockholders after the election by the Eligible Director pursuant to the Compensation Plan to receive the Restricted Stock in lieu of cash fees, except that, for an Eligible Director elected between annual stockholder meetings, the Date of Grant shall be the date of his or her election as a Director.

Section 3.5.  Vesting.

(a) Restricted Stock granted under Section 3.2 shall vest six months after the Date of Grant.

(b) Restricted Stock granted under Section 3.3 shall vest on the Payment Date(s) following the Date of Grant as provided in this Section 3.5(a). The number of Shares of Restricted Stock granted under Section 3.3 that will vest on each Payment Date after the Date of Grant shall equal the number of Shares of Restricted Stock granted divided by the number of Payment Dates occurring after the Date of Grant and before the first anniversary of the most recent annual meeting of stockholders of the Company.

(c) Notwithstanding the other provisions of this Section 3.5, (i) Restricted Stock shall only vest as provided in this Section 3.5 if the holder is a Director at the time the Restricted Stock would otherwise vest and (ii) upon the occurrence of a Change in Control, all Restricted Stock issued under the Plan that is outstanding at the time of the Change in Control shall immediately vest.

(d) Notwithstanding the vesting conditions set forth in the Plan or the Compensation Plan, the Committee may in its discretion at any time accelerate the vesting of Restricted Stock or otherwise waive or amend any conditions of a grant of Restricted Stock under the Plan.

Section 3.6.  Restrictions on Transfer.  Restricted Stock granted to an Eligible Director under the Plan (whether represented by stock certificates or in book entry or other electronic form) shall be registered in the Director’s name or, at the option of the Committee, not issued until such time as the Restricted Stock shall become vested or as otherwise determined by the Committee. If certificates are issued prior to the Shares of Restricted Stock becoming vested, such certificates shall either be held by the Company on behalf of the Director, or delivered to the Director bearing a legend to restrict transfer of the certificate until the Restricted Stock has vested, as determined by the Committee. The Director shall have the right to vote and receive dividends on the Restricted Stock before it has vested. Except as may otherwise be expressly permitted by the Committee, no Share of Restricted Stock may be sold, transferred, assigned or pledged by the Director until such Share has vested. In the event that a Director ceases to be a Director before all the Director’s Restricted Stock has vested, the Shares of Restricted Stock that have not vested shall be forfeited. At the time Restricted Stock vests (and, if the Director has been issued legended certificates for Restricted Stock, upon the return of such certificates to the Company), such vested Shares shall be issued to the Director, in certificated or book entry or other electronic form, free of all restrictions.

Section 3.7.  Issuance of Shares.  As a condition of the issuance of any Shares of Restricted Stock, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of the Plan, any agreement or any law or regulation including, but not limited to, the following:

(a) a representation, warranty or agreement by the Eligible Director to the Company that the Eligible Director is acquiring the Shares for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

(b) a representation, warranty or agreement to be bound by any restrictions that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares.

Section 3.8.  Section 83(b) Election.  If a Director receives Restricted Stock that is subject to a “substantial risk of forfeiture,” the Director may elect under Section 83(b) of the Code to include in his or her gross income, for the taxable year in which the Restricted Stock is received, the Fair Market Value of such Restricted Stock on the Date of Grant. If the Director makes the Section 83(b) election, the Director shall (a) make such election in a manner that is satisfactory to the Committee, (b) provide the Company with a copy of such election and (c) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election.

ARTICLE IV

ADDITIONAL PROVISIONS

Section 4.1.  Administration of the Plan.  The Plan shall be administered by the Committee. The Committee shall have the authority to interpret the provisions of the Plan, to adopt such rules and regulations for carrying out the Plan as it may deem advisable, to decide conclusively all questions arising with respect to the Plan and to make all other determinations and take all other actions necessary or desirable for the administration of the Plan. All decisions and acts of the Committee shall be final and binding upon all affected Optionees and holders of Restricted Stock. If there is no Committee, the Board shall administer the Plan and in such case all references to the Committee shall be deemed to be references to the Board.

Section 4.2.  Adjustment of Shares.  If at any time while the Plan is in effect, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split, combination or exchange of Shares, the Committee shall make an appropriate adjustment in the number and kind of Shares then subject to being issued under the Plan, so that the same proportion of the Company’s issued and outstanding Shares shall continue to be subject to issuance under the Plan upon the exercise of Options or as Restricted Stock.

Section 4.3.  Amendment.  The Board may amend or modify the Plan in any respect at any time, subject to stockholder approval if required by applicable law or regulation or by applicable stock exchange rules.

Section 4.4.  Duration and Termination.  The Plan shall be of unlimited duration. The Board may suspend, discontinue or terminate the Plan at any time. Such action shall not impair any of the rights of any holder of any Option or Restricted Stock outstanding on the date of the Plan’s suspension, discontinuance or termination without the holder’s written consent.

Section 4.5.  Effective Date.  The Plan amends and restates the Existing Plan in its entirety. Such amendment and restatement was effective upon approval by the stockholders of the Company on April 22, 2008.

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6		000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 - 4.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+

	01 - James R. Clark	☐	☐	☐	02 - David L. Lemmon	☐	☐	☐	03 - George A. Peterkin, Jr.	☐	☐	☐

	04 - Richard R. Stewart	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	To approve amendments to the Kirby Corporation 2005 Stock and Incentive Plan.	☐	☐	☐	3.	To approve an amendment to the Kirby Corporation 2000 Nonemployee Director Stock Option Plan.	☐	☐	☐

4.	To ratify the selection of KPMG LLP as Kirby Corporation’s independent registered public accounting firm for 2008.	☐	☐	☐	5.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

■	C 1234567890 J N T 4 3 A M 0 1 6 9 3 0 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+
<STOCK#>           00UPXB

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Kirby Corporation

55 Waugh Drive, Suite 1000
P.O. Box 1745
Houston, Texas 77251-1745
This Proxy is solicited on behalf of the Board of Directors of Kirby Corporation.
The undersigned hereby appoints Joseph H. Pyne, Norman W. Nolen, G. Stephen Holcomb and Thomas G. Adler, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each to represent and to vote, as designated below, all the shares of common stock, par value $0.10 per share, of Kirby Corporation (the “Company”) held of record by the undersigned as of the close of business on March 3, 2008, at the Annual Meeting of Stockholders to be held on April 22, 2008, at 55 Waugh Drive, 8th Floor, Houston, Texas 77007 at 10:00 A.M. (CDT) and any adjournment(s) thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PERSONS LISTED IN ITEM 1. SHOULD ANY OF THEM BECOME UNAVAILABLE FOR NOMINATION OR ELECTION OR REFUSE TO BE NOMINATED OR ACCEPT ELECTION AS A DIRECTOR OF THE COMPANY, THE PROXY WILL BE VOTED FOR THE ELECTION OF SUCH PERSON OR PERSONS AS MAY BE NOMINATED OR DESIGNATED BY THE BOARD OF DIRECTORS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 2 - 4. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 5.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
(Continued and to be signed on reverse side)